 FILED PURSUANT TO RULE 424(b)(5)
 REGISTRATION NO. 333-269718 and
 REGISTRATION NO. 333-269718-01
Prospectus Supplement
(To prospectus dated February 10, 2023)
Healthpeak OP, LLC
$350,000,000
5.250% Senior Notes due 2032
guaranteed by
Healthpeak Properties, Inc.

Healthpeak OP, LLC, which we refer to as the operating company, is offering $350,000,000 aggregate principal amount of 5.250% Senior Notes due 2032 (the “additional notes”). The additional notes will be issued as additional notes under the indenture pursuant to which Healthpeak OP, LLC (as successor to Old Healthpeak (as defined herein)) issued $400,000,000 aggregate principal amount of 5.250% Senior Notes due 2032 (the “initial notes” and, together with the additional notes, unless the context requires otherwise, the “notes”). The additional notes offered hereby will have substantially identical terms as the initial notes, will be treated as a single series of securities under the indenture and will have the same CUSIP number as the initial notes and will trade interchangeably with the initial notes upon settlement. Holders of the additional notes and the initial notes will vote as one class under the indenture. Upon the completion of this offering, we will have $750,000,000 aggregate principal amount of the notes outstanding. The notes will not be entitled to the benefits of any sinking fund.
Unless redeemed prior to maturity, the notes will mature on December 15, 2032. The notes bear interest at the rate of 5.250% per year. Interest on the notes accrues from January 17, 2023 and will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2023.
The operating company may redeem the notes, in whole or in part, at any time or from time to time at its option at the applicable redemption prices described in this prospectus supplement.
The initial notes are not listed, and we do not intend to apply for a listing of the notes, on any securities exchange or automated dealer quotation system.
The notes are the senior unsecured obligations of the operating company and are equal in right of payment with all of its existing and future senior indebtedness. The notes are effectively junior to all of the operating company’s existing and future secured indebtedness to the extent of the collateral securing that indebtedness and are structurally subordinated to all existing and future indebtedness and other liabilities of the operating company’s subsidiaries. The notes are guaranteed by Healthpeak Properties, Inc., which we refer to as the Company. The Company has no material assets other than its investment in the operating company. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Investing in the notes involves risks. See “Risk Factors” on page S-5 of this prospectus supplement and page 2 of the accompanying prospectus and the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as well as the risk factors relating to our business contained in documents we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
	Per Note	Total
Public Offering Price(1)	98.356%	$344,246,000
Underwriting Discount	0.650%	$2,275,000
Proceeds to us (before expenses)(1)	97.706%	$341,971,000

(1)
Does not include the accrued interest on the additional notes of $5,767,708.33 in the aggregate from January 17, 2023 up to, but not including, the date of delivery of the additional notes, which will be paid by the purchasers of the additional notes offered hereby. On June 15, 2023, the operating company will pay this pre-issuance interest to the holders of the additional notes as of the close of business on June 1, 2023 (the applicable record date), together with interest accrued on the additional notes offered hereby from the settlement date to, but not including, June 15, 2023.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
We expect that delivery of the additional notes will be made to investors through the book-entry delivery system of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, as operator for the Euroclear System, against payment in New York, New York on or about May 10, 2023.
Joint Book-Running Managers
Wells Fargo SecuritiesTD SecuritiesMizuhoBarclaysRBC Capital Markets
BofA Securities Credit Agricole CIB Credit Suisse Goldman Sachs & Co. LLC
Co-Managers
PNC Capital Markets LLC Scotiabank Truist Securities
M&T Securities, Inc. Regions Securities LLC Huntington Capital Markets SMBC Nikko
The date of this prospectus supplement is May 1, 2023.

Prospectus Supplement
Prospectus
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters have authorized anyone to provide you with different information. Neither we nor the underwriters take responsibility for, and can provide any assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you is accurate as of any date other than the date of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”). This prospectus supplement adds to, updates and changes information contained in the accompanying prospectus. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus supplement and the accompanying prospectus. You should carefully read this prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you and the documents incorporated by reference herein and therein that are described in this prospectus supplement under the heading “Where You Can Find More Information and Incorporation by Reference” and in the accompanying prospectus under the heading “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus or any document incorporated herein or therein by reference, you should rely on the information in this prospectus supplement; provided that any information that Healthpeak (as defined below) files with the SEC after the date of this prospectus supplement and that is incorporated by reference in this prospectus supplement and the accompanying prospectus will update and supersede the information included or incorporated by reference into this prospectus supplement and the accompanying prospectus.
Healthpeak Properties, Inc. is a Maryland corporation organized to qualify as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended, and operates its business through its consolidated subsidiary, Healthpeak OP, LLC, a Maryland limited liability company. In this prospectus supplement, unless otherwise indicated or the context requires otherwise, references to “Healthpeak,” “we,” “us” or “our” mean Healthpeak Properties, Inc., together with its consolidated subsidiaries, including Healthpeak OP, LLC, references to “Healthpeak Properties, Inc.” or the “Company” mean Healthpeak Properties, Inc. only and do not include any current or future subsidiary of, or other entity controlled by, Healthpeak Properties, Inc. and references to “Healthpeak OP, LLC” or the “operating company” mean Healthpeak OP, LLC only and do not include any current or future subsidiary of, or other entity controlled by, Healthpeak OP, LLC. Unless otherwise indicated, currency amounts in this prospectus supplement are stated in United States (“U.S.”) dollars.

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INDUSTRY AND MARKET DATA
In this prospectus supplement and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, we refer to information and statistics regarding, among other things, the industry, markets, submarkets and sectors in which we operate, including, among other things, estimated completion dates and costs of properties under development, and the number of square feet that could be developed. We obtained this information and these statistics from various third-party sources and our own internal estimates. We believe that these sources and estimates are reliable, but this information and these statistics (whether obtained from third-party sources or based on our internal estimates) are subject to assumptions, estimates and other uncertainties, and we have not independently verified them and cannot guarantee their accuracy or completeness.

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CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS
Statements in this prospectus supplement and the information incorporated by reference in this prospectus supplement or the accompanying prospectus that are not historical factual statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. Forward-looking statements are based on certain assumptions and analysis made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate under the circumstances. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statements contained in this prospectus supplement and the information incorporated by reference herein. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made. As more fully set forth under “Risk Factors” in this prospectus supplement and the accompanying prospectus, under Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and under Part II, Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which are incorporated by reference herein, as well as the other risks described in this prospectus supplement and the accompanying prospectus and the documents incorporated, and deemed to be incorporated, by reference in each, risks and uncertainties that may cause our actual results to differ materially from the expectations contained in the forward-looking statements include, among other things:
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macroeconomic trends, including inflation, interest rates, labor costs, and unemployment;

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the ability of our existing and future tenants, operators, and borrowers to conduct their respective businesses in a manner that generates sufficient income to make rent and loan payments to us;

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the financial condition of our tenants, operators, and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings;

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our concentration of real estate investments in the healthcare property sector, which makes us more vulnerable to a downturn in a specific sector than if we invested across multiple sectors;

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the illiquidity of real estate investments;

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our ability to identify and secure new or replacement tenants and operators;

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our property development, redevelopment, and tenant improvement activity risks, including project abandonments, project delays, and lower profits than expected;

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changes within the life science industry;

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significant regulation, funding requirements, and uncertainty faced by our life science tenants;

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the ability of the hospitals on whose campuses our medical office buildings are located and their affiliated healthcare systems to remain competitive or financially viable;

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our ability to develop, maintain, or expand hospital and health system client relationships;

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operational risks associated with third party management contracts, including the additional regulation and liabilities of our properties operated through structures permitted by the Housing and Economic Recovery Act of 2008, which includes most of the provisions previously proposed in the REIT Investment Diversification and Empowerment Act of 2007;

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economic conditions, natural disasters, weather, and other conditions that negatively affect geographic areas where we have concentrated investments;

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uninsured or underinsured losses, which could result in significant losses and/or performance declines by us or our tenants and operators;

S-iv

•
our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation;

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our use of fixed rent escalators, contingent rent provisions, and/or rent escalators based on the Consumer Price Index;

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competition for suitable healthcare properties to grow our investment portfolio;

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our ability to foreclose or exercise rights on collateral securing our real estate-related loans;

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investment of substantial resources and time in transactions that are not consummated;

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our ability to successfully integrate or operate acquisitions;

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the potential impact on us and our tenants, operators, and borrowers from litigation matters, including rising liability and insurance costs;

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environmental compliance costs and liabilities associated with our real estate investments;

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epidemics, pandemics, or other infectious diseases, including the coronavirus disease (“Covid”), and health and safety measures intended to reduce their spread;

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the loss or limited availability of our key personnel;

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our reliance on information technology systems and the potential impact of system failures, disruptions, or breaches;

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increased borrowing costs, including due to rising interest rates;

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cash available for distribution to stockholders and our ability to make dividend distributions at expected levels;

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the availability of external capital on acceptable terms or at all, including due to rising interest rates, changes in our credit ratings and the value of our common stock, volatility or uncertainty in the capital markets, and other factors;

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our ability to manage our indebtedness level and covenants in and changes to the terms of such indebtedness;

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bank failures or other events affecting financial institutions;

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the failure of our tenants, operators, and borrowers to comply with federal, state, and local laws and regulations, including resident health and safety requirements, as well as licensure, certification, and inspection requirements;

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required regulatory approvals to transfer our senior housing properties;

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compliance with the Americans with Disabilities Act and fire, safety, and other regulations;

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laws or regulations prohibiting eviction of our tenants;

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the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid;

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legislation to address federal government operations and administrative decisions affecting the Centers for Medicare and Medicaid Services;

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our participation in the Coronavirus Aid, Relief, and Economic Security Act Provider Relief Fund and other Covid-related stimulus and relief programs;

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our ability to maintain our qualification as a REIT;

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changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions;

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calculating non-REIT tax earnings and profits distributions;

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ownership limits in our charter that restrict ownership in our stock; and

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provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders.

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WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at our website at www.healthpeak.com. The information on our website is not incorporated by reference in this prospectus supplement and you should not consider it a part of this prospectus supplement. The SEC also maintains a website, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Healthpeak Properties, Inc.
The SEC allows us to “incorporate by reference” information we file with the SEC into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document that Healthpeak has filed separately with the SEC.
The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that Healthpeak files with the SEC after the date of this prospectus supplement and that is incorporated by reference in this prospectus supplement and the accompanying prospectus will update and supersede the information included or incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference in this prospectus supplement and the accompanying prospectus the following documents (other than any portions of any such documents, information or related exhibits deemed to have been furnished and not filed in accordance with the applicable SEC rules):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023;

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our Current Reports on Form 8-K filed on January 11, 2023, January 17, 2023, February 15, 2023 (only with respect to Item 8.01), February 16, 2023, February 17, 2023, March 14, 2023 (only with respect to Item 5.02) and April 27, 2023;

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our Current Report on Form 8-K12B filed on February 10, 2023;

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our Definitive Proxy Statement on Schedule 14A filed on March 17, 2023; and

•
any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the additional notes offered hereby or this offering is otherwise terminated.

We will provide copies, without charge, of any documents incorporated by reference in this prospectus supplement or the accompanying prospectus, excluding exhibits unless specifically incorporated by reference, to any persons to whom a prospectus supplement and the accompanying prospectus is delivered, including any beneficial owner, who requests them in writing or by telephone from:
Legal Department
Healthpeak Properties, Inc.
4600 South Syracuse Street, Suite 500
Denver, Colorado 80237
(720) 428-5050
legaldept@healthpeak.com

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SUMMARY
The information included below is only a summary and may not contain all of the information that is important to you. You should carefully read both this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you, together with the additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.”
Our Company
Healthpeak Properties, Inc., a Standard & Poor’s 500 company, is a Maryland corporation that is organized to qualify as a REIT and that, together with its consolidated entities, invests primarily in real estate serving the healthcare industry in the United States. We acquire, develop, own, lease and manage healthcare real estate. Our diverse portfolio is comprised of investments in the following reportable healthcare segments: (i) life science; (ii) medical office; and (iii) continuing care retirement community.
We generally hold substantially all of our assets and conduct our operations through the operating company, Healthpeak OP, LLC, a consolidated subsidiary of which we are the managing member.
On February 7, 2023, the company formerly known as Healthpeak Properties, Inc., a Maryland corporation (“Old Healthpeak”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the company that was then known as New Healthpeak, Inc. (“Holdco”), which from its formation until the effective time of the Merger (the “Effective Time”) was a wholly owned subsidiary of Old Healthpeak, and Healthpeak Merger Sub, Inc., a Maryland corporation (“Merger Sub”), which was a wholly owned subsidiary of Holdco. The purpose of the transactions contemplated by the Merger Agreement was for Old Healthpeak to implement a corporate reorganization into a new holding company structure commonly referred to as an Umbrella Partnership Real Estate Investment Trust, or UPREIT (the “Reorganization”).
Effective on February 10, 2023, pursuant to the Merger Agreement, Merger Sub merged with and into Old Healthpeak, with Old Healthpeak continuing as the surviving corporation and a wholly owned subsidiary of New Healthpeak (the “Merger”). As part of the Merger, Old Healthpeak’s name was changed to Healthpeak Properties Interim, Inc., and, effective immediately after the Effective Time, Holdco’s name was changed to Healthpeak Properties, Inc., the entity we refer to herein as our company.
In connection with the Reorganization and immediately following the Merger, Old Healthpeak converted from a Maryland corporation to a Maryland limited liability company called “Healthpeak OP, LLC” effective February 10, 2023, and Healthpeak became the managing member of the operating company. Following the Merger, the business, management and board of directors of Healthpeak was identical to the business, management and board of directors of Old Healthpeak immediately before the Merger, except that the business of the company is conducted exclusively through the operating company. The consolidated assets and liabilities of Healthpeak immediately following the Merger were identical to the consolidated assets and liabilities of Old Healthpeak immediately prior to the Merger.
Our principal executive offices are located at 4600 South Syracuse Street, Suite 500, Denver, Colorado 80237, and our telephone number is (720) 428-5050.

The Offering
The following contains basic information about the notes and is not complete. It does not contain all of the information that is important to you. For a more complete understanding of the notes, please refer to the sections entitled “Description of the Notes” in this prospectus supplement and “Description of Debt Securities and Related Guarantees” in the accompanying prospectus. Unless otherwise expressly stated or the context otherwise required, references under this caption “The Offering” to “Healthpeak OP, LLC” or the “operating company” refer to Healthpeak OP, LLC only and do not include any current or future subsidiary of, or other entity controlled by, Healthpeak OP, LLC, and references to “Healthpeak Properties, Inc.” or the “Company” refer to Healthpeak Properties, Inc. only and do not include any current or future subsidiary of, or other entity controlled by, Healthpeak Properties, Inc.
Issuer
Healthpeak OP, LLC, a Maryland limited liability company.
Guarantor
Healthpeak Properties, Inc., a Maryland corporation.
Securities Offered
$350,000,000 aggregate principal amount of 5.250% Senior Notes due 2032 (the “additional notes”). The additional notes will be issued as additional notes under the indenture pursuant to which we (as successor to Old Healthpeak) previously issued $400,000,000 aggregate principal amount of 5.250% Senior Notes due 2032 (the “initial notes”). The additional notes offered hereby will have substantially identical terms as the initial notes, will be treated as a single series of securities under the indenture and will have the same CUSIP number as the initial notes and will trade interchangeably with the initial notes upon settlement. Holders of the additional notes and initial notes will vote as one class under the indenture.
Maturity
December 15, 2032.
Interest Rate
5.250% per annum, accruing from January 17, 2023.
Interest Payment Dates
Payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2023. The interest payment to be made on June 15, 2023 will include accrued and unpaid interest from, and including, January 17, 2023 up to, but excluding, the date of delivery of the additional notes offered hereby, equal to $5,767,708.33 in the aggregate.
Aggregate Accrued Interest
$5,767,708.33 of accrued interest from January 17, 2023 up to, but not including, the date of delivery of the additional notes.
Optional Redemption
At any time or from time to time, the operating company may redeem at its option all or part of the notes at the applicable redemption prices described in “Description of the Notes — Optional Redemption.”
Covenants
The indenture governing the notes contains covenants that limit the ability of the operating company and its subsidiaries to incur additional indebtedness. However, the indenture governing the notes does not prohibit the operating company, the Company or any of their respective subsidiaries from incurring secured or unsecured indebtedness in the future and, although the indenture contains covenants that will limit the ability of the operating company and its subsidiaries to incur secured and unsecured indebtedness, those covenants are subject to significant exceptions and limitations, and in any event the operating company and its subsidiaries may be able, without taking advantage of any such exceptions and limitations, to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants. See “Description of the Notes — Certain Covenants.”
Priority
The notes are the operating company’s senior unsecured obligations and are equal in right of payment with all of its existing and future senior indebtedness. The notes are effectively junior to all of the operating company’s existing and future secured indebtedness to the extent of the collateral securing that indebtedness and are structurally subordinated to all existing and future indebtedness and other liabilities of the operating company’s subsidiaries.
Company Guarantee
The notes are guaranteed by the Company. The Company’s guarantee is a senior unsecured obligation of the Company and ranks equally in right of payment with all of its other existing and future senior unsecured indebtedness and senior unsecured guarantees. The Company’s guarantee of the notes is effectively junior to all of the Company’s existing and future secured indebtedness to the extent of the collateral securing that indebtedness and is structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries (including the operating company).
Use of Proceeds
We estimate that we will receive net proceeds from this offering of approximately $346.9 million, including $5,767,708.33 of accrued interest, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to repay borrowings outstanding under our commercial paper program and for general corporate purposes, which may include repaying or repurchasing other indebtedness, working capital, acquisitions, development and redevelopment activities, and capital expenditures. See “Use of Proceeds.”
Conflicts of Interest
As described above under “— Use of Proceeds,” we intend to use the net proceeds from this offering to repay borrowings outstanding under our commercial paper program and for general corporate purposes, which may include repaying or repurchasing other indebtedness. One or more of the underwriters act as dealers under our commercial paper program, and the underwriters and/or their respective affiliates may from time to time hold our other debt securities (including our commercial paper) or other indebtedness. To the extent that we use any such net proceeds to repay borrowings outstanding under our commercial paper program or repay any of our other outstanding indebtedness held by any of the underwriters or their affiliates, they will receive proceeds from this offering through the repayment of that indebtedness. The amount received by any underwriter and/or affiliate of such underwriter, as applicable, from the repayment of any indebtedness owed to such underwriter and/or affiliate of such underwriter may exceed 5% of the net proceeds of this offering (not including the underwriters’ discount and commissions). However, because REITs are not subject to Rule 5121 of the Financial Industry Regulatory Authority, Inc. regarding conflicts of interest, the appointment of a “qualified independent underwriter” is not required in connection with this offering. For additional information, see “Underwriting (Conflicts of Interest) — Conflicts of Interest” and “Underwriting (Conflicts of Interest) — Other Relationships.”

Risk Factors
You should carefully consider the information set forth in the sections entitled “Risk Factors” beginning on page S-5 of this prospectus supplement and page 2 of the accompanying prospectus, and the “Risk Factors” sections in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as well as the risk factors relating to our business and the other information included in or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you, before deciding whether to invest in the notes.
No Listing of the Notes
The underwriters have advised us that they currently intend to continue to make a market in the notes. However, they are not obligated to do so and may discontinue their market-making activities at any time without notice. As a result, a liquid market for the notes may not be available if you wish to sell your notes. The initial notes are not listed, and we do not intend to apply to list the notes, on any securities exchange or any automated dealer quotation system.
No Sinking Fund
There is no sinking fund for the notes.

RISK FACTORS
Before purchasing the notes offered hereby, you should carefully consider the risk factors below and the information under the headings “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and our subsequent filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and in the accompanying prospectus. Each of the risks described below and in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a decrease in the value of the notes and a partial or complete loss of your investment therein.
Risks Related to the Notes
Although the additional notes offered hereby are referred to as “senior notes,” the notes and the Company’s guarantee are effectively junior to the operating company’s and the Company’s existing and future secured indebtedness and structurally subordinated to all liabilities of the operating company’s and the Company’s respective subsidiaries.
The notes are unsecured and therefore are effectively junior to the operating company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. Similarly, the Company’s guarantee of the notes are effectively junior to the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of a bankruptcy or similar proceeding involving the operating company or the Company, their respective assets that serve as collateral will be available to satisfy the obligations under any of their respective secured indebtedness before those assets can be applied to pay their respective obligations under the notes or the Company’s guarantee, as applicable.
In addition, the Company has no significant operations, other than as the operating company’s managing member, and no material assets, other than its investment in the operating company, and most of the operating company’s assets are held through direct or indirect subsidiaries. The operating company’s subsidiaries and general and limited partnerships do not guarantee the notes. Accordingly, the notes are structurally subordinated to all liabilities of the operating company’s subsidiaries, including any guarantees of new credit facilities that may be issued by the operating company’s subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of the operating company’s subsidiaries or partnerships, creditors of the operating company’s subsidiaries and partnerships will generally be entitled to payment of their claims from the assets of those subsidiaries and partnerships before any assets are made available for distribution to us, except to the extent we may also have a claim as a creditor.
An active trading market may not develop for the notes.
Although the underwriters have informed us that they currently intend to continue to make a market in the notes after we complete this offering, they have no obligation to do so and may discontinue making a market at any time without notice. The initial notes are not listed, and we do not intend to apply for listing of the notes, on any securities exchange or any automated dealer quotation system.
The liquidity of any market for the notes will depend on a number of factors, including:
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the number of holders of the notes;

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our performance;

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the market for similar securities;

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the interest of securities dealers in making a market in the notes; and

•
prevailing interest rates.

An active market for the notes may not develop or, if developed, may not continue.
Our business operations may not generate the cash needed to service our indebtedness.
Our ability to make payments on our indebtedness, including the notes offered hereby, and to fund planned development and redevelopment activities and capital expenditures will depend on our ability to generate cash in the future. Our business may fail to generate sufficient cash flow from operations, and future borrowings may be unavailable to us in an amount sufficient to enable us to pay our indebtedness, including the notes offered hereby, or to fund our other liquidity needs.
Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.
Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void the guarantee of the notes provided by the Company or could subordinate the guarantee to all other debts and guarantees of the Company if, among other things, the Company, at the time it incurred or entered into its guarantee of the notes, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and any of the following is also true:
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the Company was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

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the Company was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•
the Company intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, under any of the circumstances described above, any payment by the Company pursuant to its guarantee of the notes could be voided and holders of the notes could be required to return those payments to the Company or to a fund for the benefit of the creditors of the Company.
The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:
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the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they became due; or

•
it could not pay its debts as they became due.

Moreover, a court might also void the Company’s guarantee of the notes, without regard to the above factors, if it found that the Company entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.
We cannot be certain as to the standards a court would use to determine whether reasonably equivalent value or fair consideration was received by the Company for its guarantee of the notes. If a court voided such guarantee, holders of the notes would no longer have a claim against the Company under such guarantee. In addition, the court might direct holders of the notes to repay any amounts already received from the Company under its guarantee.
If the court were to void the Company’s guarantee, require the return of monies paid by the Company under its guarantee or subordinate the guarantee to other obligations of the Company, we could not assure you that funds to pay the notes would be available from the operating company or any of our other subsidiaries or from any other source.
The additional notes will share voting power with the initial notes.
The additional notes will share voting power with the initial notes. The additional notes offered hereby will be treated as the same as the $400,000,000 outstanding principal amount of the initial notes. Upon completion of this offering, the aggregate principal amount of the notes will be $750,000,000. Accordingly, the holders of the aggregate principal amount of the additional notes we are offering hereby will be entitled to exercise only 46.7% of the total voting power of the notes.

USE OF PROCEEDS
We estimate that we will receive net proceeds from this offering of approximately $346.9 million, including $5,767,708.33 of accrued interest, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to repay borrowings outstanding under our commercial paper program and for general corporate purposes, which may include repaying or repurchasing other indebtedness, working capital, acquisitions, development and redevelopment activities, and capital expenditures.
As of April 28, 2023, we had approximately $497 million of commercial paper outstanding with a weighted average interest rate of 5.16% and a weighted average days to maturity of six days.
One or more of the underwriters act as dealers under our commercial paper program, and the underwriters and/or their respective affiliates may from time to time hold our other debt securities (including our commercial paper) or other indebtedness. To the extent that we use any such net proceeds to repay borrowings outstanding under our commercial paper program or repay any of our other outstanding indebtedness held by any of the underwriters or their affiliates, they will receive proceeds from this offering through the repayment of that indebtedness. The amount received by any underwriter and/or affiliate of such underwriter, as applicable, from the repayment of any indebtedness owed to such underwriter and/or affiliate of such underwriter may exceed 5% of the net proceeds of this offering (not including the underwriters’ discount and commissions). However, because REITs are not subject to Rule 5121 of the Financial Industry Regulatory Authority, Inc. regarding conflicts of interest, the appointment of a “qualified independent underwriter” is not required in connection with this offering. For additional information, see “Underwriting (Conflicts of Interest) — Conflicts of Interest” and “Underwriting (Conflicts of Interest) — Other Relationships.”

DESCRIPTION OF THE NOTES
You should read the following information concerning the notes in conjunction with the statements under “Description of Debt Securities and Related Guarantees” in the accompanying prospectus, which the following information supplements and, if there are any inconsistencies, supersedes. The following description is not complete. On January 17, 2023, we (as successor to Old Healthpeak) issued the initial notes under an indenture, dated as of November 19, 2012, related to our debt securities, between Healthpeak Properties, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Original Base Indenture”), as supplemented by the Thirteenth Supplemental Indenture, dated as of January 17, 2023 (the “Thirteenth Supplemental Indenture” and, together with the Original Base Indenture, the “Initial Notes Indenture”). In connection with the Merger, on February 10, 2023, Healthpeak OP, LLC and Healthpeak Properties, Inc. entered into (i) a Fourteenth Supplemental Indenture (the “Fourteenth Supplemental Indenture”) to the Original Base Indenture to, among other things, amend and restate the Original Base Indenture, have Healthpeak Properties, Inc. fully and unconditionally guarantee all existing and future senior notes previously issued and to be issued under the Original Base Indenture, including the initial notes issued pursuant to the Initial Notes Indenture, and cure ambiguities in certain supplemental indentures to the Base Indenture, including the Thirteenth Supplemental Indenture, resulting from the Merger and (ii) an amended and restated indenture of the Original Base Indenture (as so amended and restated, the “Base Indenture”). In this prospectus supplement, we refer to the Base Indenture, as supplemented by the Thirteenth Supplemental Indenture and as amended by the Fourteenth Supplemental Indenture, as the “Indenture.” The Base Indenture was filed as Exhibit 4.6 to Healthpeak Properties, Inc.’s and Healthpeak OP, LLC’s Registration Statement on Form S-3 (Registration Nos. 333-269718 and 333-269718-01), the Thirteenth Supplemental Indenture was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 17, 2023, and the Fourteenth Supplemental Indenture was filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K12B filed on February 10, 2023. This “Description of the Notes” is intended to be a useful overview of the material provisions of the notes, the Company’s guarantee and the Indenture. Since this “Description of the Notes” is only a summary, you should refer to the Indenture for a complete description of the obligations of the Company and your rights as holders of the notes. As used in this section, references to the “operating company,” “we,” “our” or “us” refer to Healthpeak OP, LLC only and do not include any current or future subsidiary of, or other entity controlled by, Healthpeak OP, LLC and references to the “Company” refer to Healthpeak Properties, Inc. only and do not include any current or future subsidiary of, or other entity controlled by, Healthpeak Properties, Inc.
General
The additional notes will be issued pursuant to the same Indenture, as amended and restated, as the initial notes. The additional notes will have substantially identical terms as the initial notes and will have the same CUSIP number as the initial notes. The initial notes and the additional notes will be treated as a single series of securities for all purposes under the indenture, including, without limitation, waivers, amendments and offers to purchase. Holders of the initial notes, the additional notes and any further additional notes of the same series that we issue in the future pursuant to the indenture will vote as one class under the Indenture.
We will issue $350,000,000 aggregate principal amount of additional notes in this offering. Upon completion of this offering, $750,000,000 aggregate principal amount of notes will be outstanding, and the notes will mature on December 15, 2032. The notes constitute part of the senior unsecured debt of the operating company and are equal in right of payment to any other existing or future senior obligations of the operating company. The notes have covenants and events of default that vary from certain existing senior unsecured notes of the operating company. The Indenture does not limit the aggregate principal amount of debt securities that the operating company may issue under the Indenture. The notes are not subject to any sinking fund payments. The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Interest Payments and Maturity
The entire principal amount of the notes will mature and become due and payable, together with any accrued and unpaid interest, on December 15, 2032. The notes bear interest at the annual rate set forth on the cover page of this prospectus supplement, beginning on January 17, 2023. The interest on the notes will be paid semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2023, to the persons in whose names the notes are registered at the close of business on the date that is 15 calendar days prior to such date, whether or not such date is a business day. We will compute the amount of interest payable on the basis of a 360-day year of twelve 30-day months.
If any interest payment date, redemption date or maturity date of the notes falls on a day that is not a business day, the required payment of principal, premium, if any, and/or interest may be made on the next succeeding business day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such interest payment date, redemption date or maturity date, as the case may be, to the date of such payment on the next succeeding business day. The operating company maintains an office or agency in The City of New York for the payment and the registration of transfers of the notes. The corporate trust office of the trustee in The City of New York is initially the Company’s agency for such purposes in The City of New York.
Company Guarantee
The Company guarantees the operating company’s obligations under the notes, including the due and punctual payment of principal of and premium, if any, and interest on the notes, whether at stated maturity, upon acceleration, upon redemption or otherwise. Under the terms of the Company’s guarantee, holders of the notes will not be required to exercise their remedies against the operating company before they proceed directly against the Company. The Company’s obligations under the guarantee of the notes will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of the Company, result in the guarantee constituting a fraudulent transfer or conveyance. See “Risk Factors — Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.”
The Company’s guarantee is a senior unsecured obligation of the Company and ranks equally in right of payment with all of its other existing and future senior unsecured indebtedness and senior unsecured guarantees. The Company’s guarantee of the notes is effectively junior to all of the Company’s existing and future secured indebtedness to the extent of the collateral securing that indebtedness and is structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries (including the operating company).
The covenants in the indenture that limit the ability of the operating company and its subsidiaries to incur indebtedness do not apply to the Company.
The Company has no significant operations, other than as the operating company’s managing member, and no material assets, other than its investment in the operating company. Accordingly, if the operating company fails to make a payment on the notes when due, there can be no assurance that the Company would have funds to pay that amount pursuant to its guarantee.
For additional information, see “Risk Factors — Although the notes offered hereby are referred to as “senior notes,” the notes and the Company’s guarantee are effectively junior to the operating company’s and the Company’s existing and future secured indebtedness and structurally subordinated to all liabilities of the operating company’s and the Company’s respective subsidiaries.”
Certain Covenants
Limitations on incurrence of debt
The operating company shall not, and shall not permit any of its Subsidiaries to, Incur any Debt if, immediately after giving effect to the Incurrence of such additional Debt and any other Debt Incurred since the end of the Latest Completed Quarter and the application of the net proceeds therefrom, the aggregate principal amount of all outstanding Debt would exceed 60% of the sum of (without duplication) (i) Total Assets as of the end of the Latest Completed Quarter and (ii) the purchase price of any Real Estate Assets or mortgages receivable acquired or to be acquired in exchange for proceeds of any securities offering, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire Real Estate Assets or mortgages receivable or to reduce Debt), since the end of the Latest Completed Quarter.
The operating company shall not, and shall not permit any of its Subsidiaries to, Incur any Secured Debt if, immediately after giving effect to the Incurrence of such additional Secured Debt and any other Secured Debt Incurred since the end of the Latest Completed Quarter and the application of the net proceeds therefrom, the aggregate principal amount of all outstanding Secured Debt would exceed 40% of the sum of (without duplication) (i) Total Assets as of the end of the Latest Completed Quarter and (ii) the purchase price of any Real Estate Assets or mortgages receivable acquired or to be acquired in exchange for proceeds of any securities offering, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire Real Estate Assets or mortgages receivable or to reduce Debt), since the end of the Latest Completed Quarter.
The operating company shall not, and shall not permit any of its Subsidiaries to, Incur any Debt if, immediately after giving effect to the Incurrence of such additional Debt and any other Debt Incurred since the end of the Latest Completed Quarter and the application of the net proceeds therefrom, the ratio of Consolidated EBITDA to Interest Expense for the four consecutive fiscal quarters ending with the Latest Completed Quarter would be less than 1.50 to 1.00 on a pro forma basis and calculated on the assumption (without duplication) that:
(1)   the additional Debt and any other Debt Incurred by the operating company or any of its Subsidiaries since the first day of such four-quarter period to the date of determination, which was outstanding at the date of determination, had been Incurred at the beginning of that period and continued to be outstanding throughout that period, and the application of the net proceeds of such Debt, including to refinance other Debt, had occurred at the beginning of such period; provided that in determining the amount of Debt so Incurred, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period;
(2)   the repayment or retirement of any other Debt repaid or retired by the operating company or any of its Subsidiaries since the first day of such four-quarter period to the date of determination had occurred at the beginning of that period; provided that in determining the amount of Debt so repaid or retired, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period; and
(3)   in the case of any acquisition or disposition of any asset or group of assets (including, without limitation, by merger, or stock or asset purchase or sale) or the placement of any assets in service or removal of any assets from service by the operating company or any of its Subsidiaries since the first day of such four-quarter period to the date of determination, the acquisition, disposition, placement in service or removal from service and any related repayment or refinancing of Debt had occurred as of the first day of such period, with the appropriate adjustments to Consolidated EBITDA and Interest Expense with respect to the acquisition, disposition, placement in service or removal from service being included in that pro forma calculation.
Maintenance of total unencumbered assets
The operating company and its Subsidiaries shall maintain at all times Total Unencumbered Assets of not less than 150% of the aggregate principal amount of all outstanding Unsecured Debt.
Certain Definitions
“Consolidated EBITDA” means, for any period of time, the net income (loss) of the operating company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period, before deductions for (without duplication):
(1)   Interest Expense;
(2)   taxes;

(3)   depreciation, amortization, and all other non-cash items, as determined reasonably and in good faith by the operating company, deducted in arriving at net income (loss);
(4)   extraordinary items, including impairment charges;
(5)   non-recurring items or other unusual items, as determined reasonably and in good faith by the operating company (including, without limitation, all prepayment penalties and all costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed));
(6)   noncontrolling interests;
(7)   income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP; and
(8)   gains or losses on dispositions of depreciable real estate investments, property valuation losses and impairment charges.
For purposes of calculating Consolidated EBITDA, all amounts shall be as determined reasonably and in good faith by the operating company, and in accordance with GAAP except to the extent that GAAP is not applicable with respect to the determination of all non-cash and non-recurring items.
“Consolidated Financial Statements” means, with respect to any Person, collectively, the consolidated financial statements and notes to those financial statements, of that Person and its Subsidiaries prepared in accordance with GAAP.
“Debt” means, as of any date (without duplication), all indebtedness and liabilities for borrowed money, secured or unsecured, of the operating company and its Subsidiaries, including mortgages and other notes payable (including any debt securities issued under the Indenture to the extent outstanding from time to time), but excluding any indebtedness, including mortgages and other notes payable, which is secured by cash, cash equivalents or marketable securities or defeased (it being understood that cash collateral shall be deemed to include cash deposited with a trustee with respect to third party indebtedness), Intercompany Debt and all liabilities associated with customary exceptions to non-recourse indebtedness, such as for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions. It is understood that Debt shall not include any redeemable equity interest in the operating company.
“GAAP” means generally accepted accounting principles in the United States, consistently applied, as in effect from time to time.
“Incur” means, with respect to any Debt or other obligation of any Person, to create, assume, guarantee or otherwise become liable in respect of such Debt or other obligation, and “Incurrence” and “Incurred” have the meanings correlative to the foregoing.
“Intercompany Debt” means, as of any date, Debt to which the only parties are the operating company and any of its Subsidiaries as of such date; provided, however, that with respect to any such Debt of which the operating company is the borrower, such Debt is subordinate in right of payment to the notes.
“Interest Expense” means, for any period of time, the aggregate amount of interest recorded in accordance with GAAP for such period by the operating company and its Subsidiaries, but excluding (i) interest reserves funded from the proceeds of any loan, (ii) prepayment penalties, (iii) amortization of deferred financing costs, and (iv) non-cash swap ineffectiveness charges, in all cases as reflected in the applicable Consolidated Financial Statements.
“Latest Completed Quarter” means, as of any date, the then most recently ended fiscal quarter of the Company for which Consolidated Financial Statements of the Company have been completed, it being understood that at any time when the Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files annual and quarterly reports with the SEC, the term “Latest Completed Quarter” shall be deemed to refer to the fiscal quarter covered by the Company’s most recently filed Quarterly Report on Form 10-Q, or, in the case of the last fiscal quarter of the year, the Company’s Annual Report on Form 10-K.
“Lien” means (without duplication) any lien, mortgage, trust deed, deed of trust, deed to secure debt, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest; provided that, for purposes hereof, “Lien” shall not include any mortgage that has been defeased by the operating company or any of its Subsidiaries in accordance with the provisions thereof through the deposit of cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee with respect to third party indebtedness).
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Real Estate Assets” means, as of any date, the real estate assets of such Person and its Subsidiaries on such date, on a consolidated basis determined in accordance with GAAP.
“Secured Debt” means, as of any date, that portion of the aggregate principal amount of all outstanding Debt of the operating company and its Subsidiaries as of that date that is secured by a Lien on properties or other assets of the operating company or any of its Subsidiaries.
“Subsidiary” means, with respect to any Person, a corporation, partnership association, joint venture, trust, limited liability company or other business entity that is required to be consolidated with such Person in accordance with GAAP.
“Total Assets” means, as of any date, the consolidated total assets of the operating company and its Subsidiaries, as such amount would appear on a consolidated balance sheet of the operating company prepared as of such date in accordance with GAAP. “Total Assets” shall include Undepreciated Real Estate Assets and all other assets but shall exclude goodwill, and shall include the proceeds of the Debt or Secured Debt to be Incurred.
“Total Unencumbered Assets” means, as of any date, Undepreciated Real Estate Assets of the operating company and its Subsidiaries that are not subject to any Lien that secures Debt of any of the operating company and its Subsidiaries plus, without duplication, loan loss reserves relating thereto, accumulated depreciation thereon, plus all other assets of the operating company and its Subsidiaries as all such amounts would appear on a consolidated balance sheet of the operating company prepared as of such date in accordance with GAAP plus the proceeds of the Debt or Secured Debt to be Incurred; provided, however, that “Total Unencumbered Assets” does not include net real estate investments under unconsolidated joint ventures of the operating company and its Subsidiaries and does not include goodwill.
“Undepreciated Real Estate Assets” means, as of any date, the amount of real estate assets valued at original cost plus capital improvements.
“Unsecured Debt” means, as of any date, that portion of the aggregate principal amount of all outstanding Debt of the operating company and its Subsidiaries as of that date that is not Secured Debt.
Consolidation, Merger and Sale of Assets
Neither the operating company nor the Company may consolidate or merge with or into or sell, convey, transfer or lease all or substantially all of our or its assets, as applicable, to another entity unless the operating company or the Company, as the case may be, is the continuing entity or the successor, transferee or lessee entity (if other than the operating company or the Company, as the case may be) is organized and existing under the laws of the United States or any state thereof and expressly assumes our or the Company’s obligations, as applicable, under the Indenture and the debt securities under the Indenture and, immediately after giving effect to the transaction, the operating company or the Company, as the case may be, or the successor, transferee or lessee entity (if other than the operating company or the Company, as the case may be) would not be in default in the performance of any covenant or condition of the Indenture or the debt securities and no event of default would have occurred and be continuing.
Optional Redemption
Prior to September 15, 2032 (three months prior to their maturity date) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to, but excluding, the redemption date, and
(2)   100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the Par Call Date, we may at our option redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
Notwithstanding the foregoing, installments of interest on the notes that are due and payable on any interest payment date falling on or prior to a redemption date for the notes shall be payable on such interest payment dates to the persons who were registered holders of such notes at the close of business on the applicable record dates.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the operating company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the operating company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the date the notice of redemption is given based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the operating company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the date the notice of redemption is given H.15 TCM or any successor designation or publication is no longer published, the operating company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding the date the notice of redemption is given of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the operating company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the operating company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The operating company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
We may redeem the notes in increments of $1,000 so long as, in the case of any note redeemed in part, the unredeemed principal amount thereof is $2,000 or an integral multiple of $1,000 in excess thereof. If we are redeeming less than all of the notes, the notes to be redeemed will be selected in accordance with the procedures of DTC. We will cause notices of redemption to be delivered at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If the notes have been issued in global form through the Depository Trust Company (“DTC”), as depositary, notice may be instead provided by delivery to DTC for posting through its Legal Notice Service, or a successor system thereof.
If any of the notes are to be redeemed in part only, the notice of redemption that relates to the relevant note will state the portion of the principal amount thereof to be redeemed. We will issue a note in principal amount equal to the unredeemed portion of the original note in the name of the holder thereof upon cancellation of the original note. Any notes called for redemption will become due on the date fixed for redemption. On or after the redemption date, interest will cease to accrue on the notes or portions of them called for redemption. A notice of redemption may be conditional.
Provision of Financial Information
For as long as the notes are outstanding, the Company will file with the trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual and quarterly reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports with the SEC pursuant to either Section 13 or Section 15(d) of the Exchange Act, the Company will file with the trustee and the SEC, in accordance with any other rules and regulations that may be prescribed from time to time by the SEC, such annual and quarterly reports and supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time by the SEC in such rules and regulations.
In addition to the previous paragraph, for as long as the notes are outstanding, if at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act and the Company is not providing annual and quarterly reports and supplementary and periodic information, documents and reports to the SEC and the trustee pursuant to the previous paragraph, the Company will, at its option, either (i) post on a publicly available website or (ii) post on IntraLinks or any comparable password protected online data system requiring user identification and a confidentiality acknowledgement (a “Confidential Datasite”), within 15 days of the filing date that would be applicable to a non-accelerated filer at that time pursuant to applicable SEC rules and regulations, the quarterly and audited annual financial statements and accompanying disclosure described in Item 303 of Regulation S-K (“management’s discussion and analysis of financial condition and results of operations”) that would be required to be contained in annual reports on Form 10-K and quarterly reports on Form 10-Q, respectively, required to be filed with the SEC if the Company were subject to Section 13(a) or 15(d) of the Exchange Act. If the Company elects to furnish such reports via a Confidential Datasite, access to the Confidential Datasite will be provided promptly upon request to holders and beneficial owners of, and bona fide potential investors in, the notes as well as securities analysts and market makers and no such request for access to the Confidential Datasite will be unreasonably denied.
Any such report, information or document that the Company files with or furnishes to the SEC through the SEC’s Electronic Data Gathering Analysis and Retrieval system (or any successor thereto) (“EDGAR”) will be deemed filed with the trustee for purposes of the two preceding paragraphs at the time of such filing or furnishing through EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt of such will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants of the Indenture relating to the notes (as to which the trustee is entitled to rely exclusively on an officer’s certificate).
Events of Default
The following are “events of default” under the Indenture with respect to the notes:
•
failure to pay principal of or any premium on the notes when due;

•
failure to pay any interest on the notes when due, continued for 30 days;

•
failure to perform any other of our covenants or agreements in the Indenture (other than a covenant or agreement included in the Indenture solely for the benefit of one or more series of debt securities other than the notes) or in the notes, continued for 60 days after written notice by the trustee to us or by the holders of at least 25% in aggregate principal amount of the outstanding notes to us and the trustee as provided in the Indenture;

•
certain specified events under bankruptcy, insolvency or other similar laws with respect to us;

•
the Company’s guarantee of the notes ceases to be in full force and effect (except as contemplated by the terms of the indenture) or is declared null and void in a judicial proceeding or the Company denies or disaffirms its obligations under the indenture or its guarantee; and

•
if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any debt (including obligations under capitalized leases) of the operating company (including an event of default with respect to any outstanding securities of any series issued under the Indenture other than the notes) in an aggregate amount in excess of $50,000,000, whether such debt now exists or shall hereafter be created, shall happen and shall result in such debt becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled within ten days after there shall have been given, by registered or certified mail, to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding notes, a written notice specifying such event of default and requiring us to cause such acceleration to be rescinded or annulled.

If an event of default with respect to the notes (other than an event of default relating to certain specified events under bankruptcy, insolvency or similar laws) occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of all the outstanding notes to be due and payable immediately. If an event of default relating to certain specified events under bankruptcy, insolvency or similar laws occurs and is continuing, then the principal amount of all the outstanding notes shall automatically become due and payable immediately without any declaration or other action on the part of the trustee or the note holders. At any time after a declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of the outstanding notes may, under certain circumstances, rescind and annul the acceleration.
The Indenture provides that within 90 days after the occurrence thereof, and if known to the trustee, the trustee will give the holders of the notes notice of each event that is or, after notice or lapse of time or both, would become an event of default with respect of the notes known to the trustee, unless such default has been cured or waived before the giving of such notice. Except in the case of default in the payment of principal, premium, if any, or interest, if any, on any notes, the trustee shall be protected in withholding the notice if the trustee in good faith determines that the withholding of the notice is in the interest of the holders of outstanding notes.
The Indenture provides that, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of notes, unless the holders shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee and subject to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes.
We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Indenture and as to any default in our performance.
Modification of the Indenture
The Indenture provides that we and the trustee may, without the consent of any holders of the notes affected by a modification or the holders of any other debt securities issued under the Indenture, enter into supplemental indentures for the purposes, among other things, of:
•
curing ambiguities or inconsistencies in the Indenture, correcting or supplementing any provision that may be defective or inconsistent with any other provision, and conforming the terms of the Indenture applicable to the debt securities of any series to the description of the terms of such debt securities in the applicable offering memorandum, prospectus or other offering document;

•
providing for the assumption by a successor corporation of our obligations under the Indenture;

•
providing for the appointment of a successor trustee under the Indenture;

•
adding guarantees with respect to the debt securities of any series;

•
securing the debt securities of any series;

•
adding to the covenants or events of default for the benefit of holders of all or any series of debt securities or surrendering any right or power conferred upon us;

•
deleting or modifying any events of default with respect to any series of debt securities, the form and terms of which are being established pursuant to such supplemental indenture;

•
making any change in any series of debt securities that does not adversely affect in any material respect the rights of holders of such debt securities;

•
changing or eliminating any provisions of the Indenture so long as there are no holders entitled to the benefit of the provisions;

•
complying with amendments to the Trust Indenture Act of 1939; or

•
establishing the form and terms of the debt securities of any series as permitted by the Indenture and authorizing the issuance of additional debt securities of a series previously authorized.

The Indenture or the rights of the holders of the notes may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the notes, but no modification may be made without the consent of the holder of each outstanding note affected by a modification that, among other things, would:
•
extend the maturity of any payment of principal of or any installment of interest on any such notes;

•
reduce the principal amount of any such note, or the interest thereon, or any premium payable on any such note;

•
change any place of payment where, or the currency in which, any such note or any premium or interest is denominated or payable;

•
change the ranking of the notes;

•
impair the right to sue for the enforcement of any payment on or with respect to any such note; or

•
reduce the percentage in principal amount of outstanding notes required to consent to any supplemental indenture, any waiver of compliance with provisions of the Indenture or specific defaults and their consequences provided for in the Indenture, reduce the requirements of the Indenture for quorum or voting or otherwise modify the sections in the Indenture relating to these consents and waivers.

Satisfaction and Discharge of Indenture
The Indenture, with respect to the notes (except for certain surviving obligations specified therein), will cease to be of further effect upon the satisfaction of certain conditions, including the payment in full of the principal of and premium, if any, and interest on the notes or the deposit with the trustee of an amount of cash sufficient for the payment or redemption of the notes, in accordance with the Indenture.
Discharge and Defeasance
At our option, either (a) we shall be discharged from our obligations with respect to the notes (subject to survival of certain limited provisions in the Indenture) or (b) we will cease to be under any obligation to comply with the covenants described above under “— Certain Covenants” with respect to the notes, in either case by depositing in trust with the trustee cash or U.S. government obligations (or combination thereof) sufficient to pay the principal of and premium, if any, and interest on the notes to their maturity or redemption date in accordance with the terms of the Indenture and the notes.
Forms and Denominations
The notes will be issued as permanent global securities (“global notes”) in the name of a nominee of DTC and will be available only in book-entry form except in certain limited circumstances described below. See “— Book-Entry System.” The notes will be issued in fully registered form without coupons and are available for purchase only in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.
Book-Entry System
The following are summaries of certain rules and operating procedures of DTC that affect the payment of principal and interest and the transfers of interests in a global note. Upon issuance, the notes will be issued only in the form of one or more global notes that will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until it is exchanged in whole or in part for notes in definitive form under the limited circumstances described below, a global note may not be transferred except as a whole (1) by DTC to a nominee, (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.
Ownership of beneficial interests in a global note will be limited to persons that have accounts with DTC for such global note (“participants”), including Clearstream Banking, S.A. or Euroclear Bank SA/NV, or persons that may hold interests through participants. Upon the issuance of a global note, DTC will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the notes represented by such global note beneficially owned by such participants. Ownership of beneficial interests in a global note will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants) and records maintained by DTC’s direct and indirect participants (with respect to the interests of beneficial owners). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may limit or impair the ability to own, transfer or pledge beneficial interests in a global note.
So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global note for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a global note will not be entitled to have notes represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of such notes in definitive form and will not be considered the registered owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global note desires to give or take any action that a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or to take such action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal and interest payments on interests represented by a global note will be made to DTC or its nominee, as the case may be, as the registered owner of such global note. None of the trustee, us or any other agent of the trustee or agent of ours will have any responsibility or liability for any facet of the records relating to or payments made on account of beneficial ownership of interests. We expect that DTC, upon receipt of any payment of principal or interest in respect of a global note, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such global note as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in a global note held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.
If DTC is at any time unwilling or unable to continue as depository for the notes or if DTC shall cease to be a clearing agency registered under the Exchange Act, and we fail to appoint a successor depository registered as a clearing agency under the Exchange Act within 90 days, we will issue notes in definitive form in exchange for the respective global note. In addition, the owner of a beneficial interest in a global note will be entitled to receive notes in definitive certificated form in exchange for such beneficial interest if an event of default with respect to the notes has occurred and is continuing. Any notes issued in definitive form in exchange for a global note will be registered in such name or names, and will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof, as DTC shall instruct the Trustee. It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in a global note.
DTC is a limited purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
Same-Day Settlement and Payment
Settlement for the additional notes will be made by the underwriters in immediately available funds. So long as the notes are evidenced by one or more global notes, all payments of principal and interest in respect of the notes will be made by us in immediately available funds.
So long as the notes are evidenced by one or more global notes, the notes will trade in DTC’s Same-Day Funds Settlement System until the applicable maturity and secondary market trading activity in the notes will settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.
Further Issuances
We may, without the consent of the holders of the notes, create and issue further additional notes ranking equally with the initial notes and the additional notes in all respects, including having the same

CUSIP number, so that such further additional notes would be consolidated and form a single series with the initial notes and the additional notes and would have the same terms as to status, redemption or otherwise as the initial notes and the additional notes, provided, that the further additional notes must be fungible with the previously issued notes for U.S. federal income tax purposes. No further additional notes may be issued if an event of default has occurred and is continuing with respect to the notes.
Governing Law; Waiver of Trial by Jury
The Indenture, the notes and the Company’s guarantee of the notes are governed by and construed in accordance with the laws of the State of New York. The Indenture provides that we, the trustee and the holders of the notes waive, to the extent permitted by applicable law, the right to trial by jury in respect of any litigation in connection with the Indenture.

SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
For a discussion of certain material United States federal income tax considerations regarding us and an investment in the additional notes, please see the discussion under the heading “United States Federal Income Tax Considerations” in the accompanying prospectus. Prospective investors in the additional notes should consult their tax advisors regarding the United States federal income and other tax considerations to them of the acquisition, ownership and disposition of the additional notes offered by this prospectus supplement.
Each capitalized term used below, but not defined, in this “Supplemental United States Federal Income Tax Considerations” section has the meaning ascribed thereto in the accompanying prospectus.
The following discussion supersedes and replaces, solely insofar as it relates to the additional notes, the final sentence of the first paragraph under the heading “United States Federal Income Tax Considerations — Taxation of Holders of the Operating Company’s Debt Securities” in the accompanying prospectus.
In addition, this discussion is limited to persons purchasing the additional notes for cash pursuant to this offering at the public offering price indicated on the cover page of this prospectus supplement.
The following discussion, which relates solely to the additional notes, is included as a new section following the first paragraph under the heading “United States Federal Income Tax Considerations — Taxation of Holders of the Operating Company’s Debt Securities” in the accompanying prospectus.
Qualified Reopening
For U.S. federal income tax purposes, we expect and the following discussion assumes that the additional notes will be treated as issued in a “qualified reopening” of the initial notes. For U.S. federal income tax purposes, debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. Under the treatment described in this paragraph, the additional notes will have the same issue date and the same issue price as the initial notes for U.S. federal income tax purposes.
The following discussion, which relates solely to the additional notes, is included as a new section immediately following the heading “United States Federal Income Tax Considerations — Taxation of Holders of the Operating Company’s Debt Securities — Tax Consequences Applicable to U.S. Holders” in the accompanying prospectus.
Pre-Acquisition Accrued Interest.   A portion of the price paid for an additional note will be allocable to interest that “accrued” prior to the date the additional note is purchased (“pre-acquisition accrued interest”). We intend to take the position that, to the extent a portion of a U.S. holder’s purchase price is allocable to pre-acquisition accrued interest, a portion of the first stated interest payment equal to the amount of such pre-acquisition accrued interest will be treated as a nontaxable return of such pre-acquisition accrued interest to the U.S. holder. Amounts treated as a nontaxable return of pre-acquisition accrued interest should reduce a U.S. holder’s adjusted tax basis in the additional note by a corresponding amount.
The following discussion supersedes and replaces, but only insofar as it relates to the additional notes, the section under the heading “United States Federal Income Tax Considerations — Taxation of Holders of the Operating Company’s Debt Securities — Tax Consequences Applicable to U.S. Holders — Payments of Interest” in the accompanying prospectus.
Payments of Interest.   Interest on a debt security (other than pre-acquisition accrued interest) generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s method of tax accounting for U.S. federal income tax purposes.
The following discussion, which relates solely to the additional notes, is included as a new section following the section under the heading “United States Federal Income Tax Considerations — Taxation of Holders of the Operating Company’s Debt Securities — Tax Consequences Applicable to U.S. Holders — Payments of Interest” in the accompanying prospectus.

Amortizable Bond Premium.   If a U.S. holder purchases an additional note for an amount (excluding any portion thereof allocable to pre-acquisition accrued interest) that exceeds the additional note’s principal amount, the U.S. holder will be considered to have purchased the additional note with “amortizable bond premium” in an amount equal to the excess. Generally, a U.S. holder may elect to amortize the premium as an offset to interest, using a constant-yield method, over the remaining term of the additional notes. However, because the additional notes may be optionally redeemed by us for an amount in excess of their principal amount in certain circumstances, special rules apply that could result in a deferral of the amortization of the bond premium until later in the term of the additional notes. Under the Treasury Regulations, a U.S. holder may offset the stated interest income allocable to an accrual period with the bond premium allocable to the accrual period. If the bond premium allocable to an accrual period exceeds the stated interest income allocable to the accrual period, the excess is treated as a bond premium deduction. However, the amount treated as a bond premium deduction is limited to the amount by which such U.S. holder’s total interest inclusions on the additional notes in prior accrual periods exceed the total amount treated by such holder as a bond premium deduction in prior accrual periods. If any of the excess bond premium is not deductible, that amount is carried forward to the next accrual period. If a U.S. holder elects to amortize bond premium, the U.S. holder must reduce its adjusted tax basis in the additional notes by the amount of the bond premium used to offset interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations held or subsequently acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and may be revoked only with the consent of the IRS.
The following discussion supersedes and replaces, but only insofar as it relates to the additional notes, the third sentence under the heading “United States Federal Income Tax Considerations — Taxation of Holders of the Operating Company’s Debt Securities — Tax Consequences Applicable to U.S. Holders — Sale or Other Taxable Disposition” in the accompanying prospectus.
A U.S. holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security, reduced by amortized bond premium and by any pre-acquisition accrued interest previously received.

UNDERWRITING (CONFLICTS OF INTEREST)
Under the terms and subject to the conditions contained in an underwriting agreement, we have agreed to sell to the underwriters named below for whom Wells Fargo Securities, LLC, TD Securities (USA) LLC, Mizuho Securities USA LLC, Barclays Capital Inc. and RBC Capital Markets, LLC are acting as representatives and each of the underwriters has agreed, severally and not jointly, to purchase from us, the following principal amounts of the additional notes shown in the following table:
Underwriters	Principal Amount of Additional Notes
Wells Fargo Securities, LLC	$28,875,000
TD Securities (USA) LLC	$28,875,000
Mizuho Securities USA LLC	$28,875,000
Barclays Capital Inc.	$28,000,000
RBC Capital Markets, LLC	$28,000,000
BofA Securities, Inc.	$23,625,000
Credit Agricole Securities (USA) Inc.	$23,625,000
Credit Suisse Securities (USA) LLC	$23,625,000
Goldman Sachs & Co. LLC	$23,625,000
PNC Capital Markets LLC	$20,125,000
Scotia Capital (USA) Inc.	$20,125,000
Truist Securities, Inc.	$20,125,000
M&T Securities, Inc.	$14,875,000
Regions Securities LLC	$14,875,000
Huntington Securities, Inc.	$11,375,000
SMBC Nikko Securities America, Inc.	$11,375,000
Total	$350,000,000
The underwriting agreement provides that the underwriters are obligated to purchase all of the additional notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or this offering of additional notes may be terminated.
The underwriters propose to offer the additional notes initially at the applicable public offering price set forth on the cover page of this prospectus supplement. Any additional notes sold by the underwriters to securities dealers may be sold at discounts from the public offering price of up to 0.400% of the principal amount of the additional notes. Any such securities dealers may resell any additional notes purchased from the underwriters to certain other brokers or dealers at discounts from the public offering price of up to 0.250% of the principal amount of the additional notes. If all the additional notes are not sold at the public offering price, the underwriters may change the public offering price and the other selling terms of the additional notes. The offering of the additional notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part for the additional notes.
The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering.
Payable by Us
Per Note	0.650%
Total	$2,275,000
We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $0.9 million and will be payable by us.

The underwriters have advised us that they currently intend to continue to make a market for the notes. However, they are not obligated to do so and may discontinue making a market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.
We have agreed to indemnify the several underwriters against liabilities under the Securities Act or contribute to payments that the underwriters may be required to make in that respect.
Price Stabilization and Short Positions
The notes will be a further issuance of, are interchangeable with and will be consolidated and form a single series with, our 5.250% Senior Notes due 2032 issued on January 17, 2023. In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the notes. Specifically, the underwriters may overallot in connection with this offering, creating a short position. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels, but no representation is made that the underwriters will engage in any of those transactions or of the magnitude of any effect that the transactions described above, if commenced, may have on the market price of the notes. The underwriters will not be required to engage in these activities, and if they engage in these activities, they may end any of these activities at any time without notice.
Delayed Settlement
We expect that delivery of the additional notes will be made to investors on or about the seventh business day following the date of this prospectus supplement (such settlement being referred to as “T+7”). Under rules of the SEC, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the additional notes before the second business day prior to the closing date specified on the date of this prospectus supplement will be required, by virtue of the fact that the additional notes initially settle in T+7, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the additional notes who wish to trade such additional notes before the second business day prior to the closing date specified on the date of this prospectus supplement should consult their advisors.
Conflicts of Interest
As described above under “Use of Proceeds,” we intend to use the net proceeds from this offering to repay borrowings outstanding under our commercial paper program and for general corporate purposes, which may include repaying or repurchasing other indebtedness. One or more of the underwriters act as dealers under our commercial paper program, and the underwriters and/or their respective affiliates may from time to time hold our other debt securities (including our commercial paper) or other indebtedness. To the extent that we use any such net proceeds to repay borrowings outstanding under our commercial paper program or repay any of our other outstanding indebtedness held by any of the underwriters or their affiliates, they will receive proceeds from this offering through the repayment of that indebtedness. The amount received by any underwriter and/or affiliate of such underwriter, as applicable, from the repayment of any indebtedness owed to such underwriter and/or affiliate of such underwriter may exceed 5% of the net proceeds of this offering (not including the underwriters’ discount and commissions). However, because REITs are not subject to Rule 5121 of the Financial Industry Regulatory Authority, Inc. regarding conflicts of interest, the appointment of a “qualified independent underwriter” is not required in connection with this offering. For additional information, see “Use of Proceeds” and “— Other Relationships.”
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, corporate trust, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some or all of the underwriters and/or their affiliates have acted and/or are acting as lenders and/or agents (including under our unsecured revolving line of credit facility and our unsecured term loan facilities) to, and/or have from time to time performed and/or are performing certain investment banking, dealer manager, advisory, general financing, trustee and commercial banking and other commercial transactions and services for, us and/or our affiliates for which they have received and in the future may receive customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in other transactions with or perform other services for us and our affiliates in the ordinary course of their business for which they receive customary fees and expenses.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of ours. Certain of the underwriters or their affiliates that may have lending relationships with us or any of our subsidiaries may also choose to hedge their credit exposure to us or any such subsidiary, as the case may be, consistent with their customary risk management policies. Typically those underwriters and their affiliates would hedge such exposure by entering into transactions, which may consist of either the purchase of credit default swaps or the creation of short positions in our securities or any such subsidiary, as the case may be, including potentially the additional notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the additional notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of securities or financial instruments of ours and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of additional notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly any person making or intending to make an offer in that Member State of additional notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither Healthpeak OP, LLC nor the underwriters have authorized, nor do they authorize, the making of any offer of additional notes other than to EEA Qualified Investors.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The additional notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the additional notes to be offered so as to enable an investor to decide to purchase or subscribe for the additional notes. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the additional notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the additional notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the additional notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This document and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.
None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of additional notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly any person making or intending to make an offer in the United Kingdom of additional notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither Healthpeak OP, LLC nor the underwriters have authorized, nor do they authorize, the making of any offer of additional notes other than to UK Qualified Investors.
PROHIBITION OF SALES TO UK RETAIL INVESTORS — The additional notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the additional notes to be offered so as to enable an investor to decide to purchase or subscribe for the additional notes. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the additional notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the additional notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
Other Regulatory Restrictions in the United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the additional notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Healthpeak Properties, Inc. or Healthpeak OP, LLC.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the additional notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) in relation to this offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the additional notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the additional notes without disclosure to investors under Chapter 6D of the Corporations Act.
The additional notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document that complies with Chapter 6D of the Corporations Act. Any person acquiring additional notes must observe such Australian on-sale restrictions.
This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus supplement and the accompanying prospectus do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Canada
The additional notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the additional notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for the prospectus supplement and the accompanying prospectus. The additional notes to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the additional notes offered should conduct their own due diligence on the additional notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.
Notice to Prospective Investors in Hong Kong
No person has offered or sold or will offer or sell in Hong Kong, by means of any document, any additional notes other than (i) to “professional investors” as such term is defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made under the SFO; or (ii) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and no person has issued or had in its possession for the purposes of issue, or will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the additional notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the additional notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.
Notice to Prospective Investors in Israel
This prospectus supplement and the accompanying prospectus do not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Securities Law”), and have not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer of the additional notes is directed only at (i) a limited number of persons in accordance with the Securities Law and (ii) investors listed in the first addendum (the “Addendum”), to the Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
Notice to Prospective Investors in Japan
The additional notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) (the “FIEA”) on the grounds that the solicitation for subscription of the additional notes falls within the definition of “solicitation to qualified institutional investors” as defined un Article 2, paragraph 3, item 2 (I) of the FIEA and Article 10 of the Ministerial Ordinance Concerning Definitions. Such solicitation shall be subject to the condition that qualified institutional investors (as defined under the FIEA, “QIIs”) who desire to acquire the additional notes shall be made aware that they shall not transfer the additional notes to anyone other than other QIIs.
Accordingly, the additional notes have not been offered or sold, and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except in a private placement described above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any applicable laws, regulations and ministerial guidelines of Japan in effective at the relevant time.

Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the additional notes in Singapore is made primarily pursuant to the exemptions under Section 274 and 275 of the SFA. Accordingly, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the additional notes may not be circulated or distributed, nor may the additional notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “SFA Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the additional notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a SFA Relevant Person that is:
(a)   a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or
(b)   a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the additional notes except:
(i)   to an Institutional Investor, an Accredited Investor, a SFA Relevant Person, or that arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);
(ii)   where no consideration is or will be given for the transfer;
(iii)   where the transfer is by operation of law;
(iv)   as specified in Section 276(7) of the SFA; or
(v)   as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, Healthpeak OP, LLC has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the additional notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the additional notes. The additional notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the additional notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the additional notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the additional notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS
Certain legal matters, including certain tax matters and the validity of the additional notes to be issued and sold in this offering, will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. Certain legal matters relating to Maryland law will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland. Sidley Austin LLP, New York, New York, will act as counsel for the underwriters. Sidley Austin LLP from time to time represents Healthpeak Properties, Inc. and certain of its subsidiaries in connection with certain legal matters.

EXPERTS
The financial statements of Healthpeak Properties, Inc., as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus supplement, and the effectiveness of Healthpeak Properties, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS
Healthpeak Properties, Inc.
Common Stock
Preferred Stock
Depositary Shares
Warrants
Debt Securities
Guarantees
Healthpeak OP, LLC
Debt Securities
Guarantees
Healthpeak Properties, Inc. may from time to time offer to sell common stock, preferred stock, depositary shares, warrants or debt securities, which may be fully and unconditionally guaranteed by Healthpeak OP, LLC, in one or more offerings. Healthpeak OP, LLC may from time to time offer to sell debt securities in one or more series, which will be fully and unconditionally guaranteed by Healthpeak Properties, Inc.
This prospectus describes some of the general terms that may apply to these securities. We will provide the specific amounts, prices and terms of these securities in one or more supplements to this prospectus at the time of the offering and such prospectus supplement may include limitations on actual or constructive ownership and restrictions on transfer of the offered securities, in each case as may be appropriate to preserve our status as a real estate investment trust, or REIT, for U.S. federal income tax purposes. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement or other offering materials carefully before you make your investment decision.
The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the offered securities covered by such prospectus supplement.
We may offer and sell these securities through underwriters, brokers, dealers or agents or directly to purchasers, or a combination thereof on a continuous or delayed basis. The securities may also be resold by selling securityholders. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements and our net proceeds for such sale.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.
Healthpeak Properties, Inc.’s common stock is listed on the New York Stock Exchange, or NYSE, under the trading symbol “PEAK.” On February 9, 2023, the last reported sale price of Healthpeak Properties, Inc.’s common stock on the NYSE was $26.31 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves risks. You should carefully consider the risk factors incorporated herein by reference and described under the heading “Risk Factors” beginning on page 2 of this prospectus and in any accompanying prospectus supplement relating to specific offerings of securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 10, 2023.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, we may offer and sell common stock, preferred stock, depositary shares, warrants, debt securities or guarantees, or any combination thereof, from time to time, in one or more offerings.
This prospectus only provides you with a general description of the securities we may offer. Each time we or any selling securityholders sell securities, we or any selling securityholders will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information,” in making your investment decision.
You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement, or any free writing prospectus. Neither we, nor any selling securityholders, have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, the applicable prospectus supplement, and any free writing prospectus are not an offer to sell or solicitation of an offer to buy these securities in any jurisdiction where the offer, solicitation or sale is not permitted. This document may only be used where it is legal to sell these securities.
This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement and any applicable free writing prospectus or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.
Healthpeak Properties, Inc. is a Maryland corporation organized to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, and operates its business through its consolidated subsidiary, Healthpeak OP, LLC, a Maryland limited liability company. In this prospectus, unless otherwise indicated or unless the context requires otherwise, references to “Healthpeak,” “our company,” “we,” “us” or “our” mean Healthpeak Properties, Inc., together with its consolidated subsidiaries, including Healthpeak OP, LLC, and including, where context requires, the predecessor entity also known as Healthpeak Properties, Inc., and references to the “operating company” mean Healthpeak OP, LLC.

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WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. In addition, we maintain a website that contains information about us at http://www.healthpeak.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or the applicable prospectus supplement or any other report or document we file with or furnish to the SEC.
The SEC allows us to “incorporate by reference” information we file with the SEC into this prospectus and any accompanying prospectus supplement. This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC.
The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement. Information that we file with the SEC after the date of this prospectus and that is incorporated by reference in this prospectus and any accompanying prospectus supplement will update and supersede the information included or incorporated by reference into this prospectus and any accompanying prospectus supplement. We incorporate by reference in this prospectus and any accompanying prospectus supplement the following documents (other than any portions of any such documents deemed to have been furnished and not filed in accordance with the applicable SEC rules):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•
our Current Reports on Form 8-K filed on January 11, 2023 and January 17, 2023;

•
our Current Report on Form 8-K12B filed on February 10, 2023;

•
those portions of our Definitive Proxy Statement on Schedule 14A filed on March 17, 2022, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

•
the description of our common stock contained in Exhibit 4.15 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and any amendment or report filed for the purpose of updating such disclosure; and

•
any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities offered by this prospectus or the offering is otherwise terminated.

We will provide copies, without charge, of any documents incorporated by reference in this prospectus or any accompanying prospectus supplement, excluding exhibits unless specifically incorporated by reference, to any persons to whom a prospectus is delivered, including any beneficial owner, who requests them in writing or by telephone from:
Legal Department
Healthpeak Properties, Inc.
4600 South Syracuse Street, Suite 500
Denver, Colorado 80237
(720) 428-5050
legaldept@healthpeak.com

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SUMMARY
The information included below is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement, the documents incorporated by reference herein and therein, any applicable free writing prospectus, and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”
Healthpeak Properties, Inc.
Healthpeak Properties, Inc., a Standard & Poor’s 500 company, is a Maryland corporation that is organized to qualify as a REIT and that, together with its consolidated entities, invests primarily in real estate serving the healthcare industry in the United States. We acquire, develop, own, lease and manage healthcare real estate. Our diverse portfolio is comprised of investments in the following reportable healthcare segments: (i) life science; (ii) medical office; and (iii) continuing care retirement community.
We generally conduct substantially all of our operations through the operating company, Healthpeak OP, LLC, a consolidated subsidiary of which we are the managing member.
On February 7, 2023, the company formerly known as Healthpeak Properties, Inc., a Maryland corporation (“Old Healthpeak”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the company that was then known as New Healthpeak, Inc. (“Holdco”), which from its formation until the effective time of the Merger (the “Effective Time”) was a wholly owned subsidiary of Old Healthpeak, and Healthpeak Merger Sub, Inc., a Maryland corporation (“Merger Sub”), which was a wholly owned subsidiary of Holdco. The purpose of the transactions contemplated by the Merger Agreement was for Old Healthpeak to implement a corporate reorganization into a new holding company structure commonly referred to as an Umbrella Partnership Real Estate Investment Trust, or UPREIT (the “Reorganization”).
Effective on February 10, 2023, pursuant to the Merger Agreement, Merger Sub merged with and into Old Healthpeak, with Old Healthpeak continuing as the surviving corporation and a wholly owned subsidiary of New Healthpeak (the “Merger”). As part of the Merger, Old Healthpeak’s name was changed to Healthpeak Properties Interim, Inc., and, effective immediately after the Effective Time, Holdco’s name was changed to Healthpeak Properties, Inc., the entity we refer to herein as our company. The Merger was conducted in accordance with Section 3-106.2 of the Maryland General Corporation Law. Accordingly, the Merger did not require the approval of Old Healthpeak’s stockholders, and the Merger did not give rise to statutory dissenters’ rights.
In connection with the Reorganization and immediately following the Merger, Old Healthpeak converted from a Maryland corporation to a Maryland limited liability company called “Healthpeak OP, LLC” effective February 10, 2023 (the “LLC Conversion”), and Healthpeak became the managing member of the operating company. Following the Merger, the business, management and board of directors of Healthpeak was identical to the business, management and board of directors of Old Healthpeak immediately before the Merger, except that the business of the company is expected to be conducted exclusively through the operating company. The consolidated assets and liabilities of Healthpeak immediately following the Merger were identical to the consolidated assets and liabilities of Old Healthpeak immediately prior to the Merger.
Our principal executive offices are located at 4600 South Syracuse Street, Suite 500, Denver, Colorado 80237, and our telephone number is (720) 428-5050.

RISK FACTORS
Before making an investment decision, you should carefully consider the information under the heading “Risk Factors” incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act that are also incorporated by reference into this prospectus, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any securities offered by this prospectus and any applicable prospectus supplement. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information.”

GUARANTOR DISCLOSURES
Healthpeak Properties, Inc. may guarantee debt securities of the operating company as described in “Description of Debt Securities and Related Guarantees.” Any such guarantees by Healthpeak Properties, Inc. will be full, irrevocable, unconditional and absolute joint and several guarantees to the holders of each series of such outstanding guaranteed debt securities. Healthpeak Properties, Inc. owns all of its assets and conducts all of its operations through the operating company and the operating company will be consolidated into Healthpeak Properties, Inc.’s consolidated financial statements.
Healthpeak Properties, Inc. and the operating company have filed this prospectus with the SEC registering, among other securities, debt securities of the operating company, which will be fully and unconditionally guaranteed by Healthpeak Properties, Inc. Pursuant to Rule 3-10 of Regulation S-X, subsidiary issuers of obligations guaranteed by the parent are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into the parent company’s consolidated financial statements, the parent guarantee is “full and unconditional” and, subject to the exception set forth below, the alternative disclosure required by Rule 13-01 of Regulation S-X is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of the operating company have not been presented.
As permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the summarized financial information for the operating company because the assets, liabilities and results of operations of the operating company are not materially different than the corresponding amounts in Healthpeak Properties, Inc.’s consolidated financial statements incorporated by reference herein, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

USE OF PROCEEDS
We will disclose the intended use of net proceeds from our sales of the securities in the applicable prospectus supplement. We will not receive any proceeds from sales of securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes the material provisions of the common stock and preferred stock Healthpeak Properties, Inc. may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to, our charter and our bylaws and applicable provisions of the Maryland General Corporation Law, or the MGCL. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. Any series of preferred stock we issue will be governed by our charter and by the articles supplementary related to that series. We will file the articles supplementary with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series of authorized preferred stock. As used in this “Description of Capital Stock,” references to “Healthpeak,” “our company,” “we,” “us” or “our” refer solely to Healthpeak Properties, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.
Our authorized capital stock consists of 750,000,000 shares of common stock, par value $1.00 per share, and 50,000,000 shares of preferred stock, par value $1.00 per share. The following description does not contain all the information that might be important to you.
Common Stock
As of February 10, 2023, there were 546,782,509 shares of common stock outstanding. All shares of common stock participate equally in dividends payable to holders of common stock, when, as and if authorized by our board and declared by us, and in net assets available for distribution to holders of common stock on liquidation, dissolution, or winding up. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders. Holders of common stock do not have cumulative voting rights in the election of directors.
All issued and outstanding shares of common stock are, and the common stock offered by this prospectus will be upon issuance in exchange for the consideration therefor, validly issued, fully paid and nonassessable. Holders of common stock do not have preference, conversion, exchange or preemptive rights. The common stock is listed on the NYSE (NYSE Symbol: PEAK).
The Transfer Agent and Registrar for our common stock is Equiniti Trust Company (“EQ” or “EQ Shareowner Services”).
Preferred Stock
As of February 10, 2023, we had no shares of preferred stock outstanding. Under our charter, our board is authorized without further stockholder action to establish and issue, from time to time, up to 50,000,000 shares of our preferred stock, in one or more series. Our board may grant the holders of preferred stock of any series preferences, powers and rights — voting or otherwise — senior to those of holders of shares of our common stock. Our board can authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying or preventing a change of control transaction that might involve a premium price for holders of shares of our common stock or otherwise be in their best interest. All shares of preferred stock will, when issued in exchange for the consideration therefor, be fully paid and nonassessable and will have no preemptive rights. The MGCL and our charter require our board to determine the terms and conditions of any series of preferred stock, including:
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the number of shares constituting such series and the distinctive designation thereof;

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the voting rights, if any, of such series;

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the rate of dividends payable on such series, the time or times when dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of stock and whether the dividends will be cumulative or noncumulative;

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whether there shall be a sinking or similar fund for the purchase of shares of such series and, if so, the terms and provisions that shall govern such fund;

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the rights of the holders of shares of such series upon our liquidation, dissolution or winding up;

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the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or any other series of the same or of any other class or classes of our stock or any other securities, the price or prices or rate or rates of exchange, with such adjustments as shall be provided, at which such shares shall be convertible or exchangeable, whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares or upon the happening of a specified event and any other terms or conditions of such conversion or exchange;

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if the shares are redeemable, the prices at which, and the terms and conditions on which, the shares of such series may be redeemed; and

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any other preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions of shares of such series.

The terms and conditions of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock.
Transfer and Ownership Restrictions Relating to Our Common Stock
Our charter contains restrictions on the ownership and transfer of our common stock that are intended to assist us in complying with the requirements to continue to qualify as a REIT.
Subject to limited exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by number or value of shares, whichever is more restrictive) of the outstanding shares of our common stock. Our board may, but is in no event required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT and our board otherwise decides such action would be in our best interests.
These charter provisions further prohibit:
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any person from actually or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a real estate investment trust (including but not limited to ownership that would result in us owning, actually or constructively, an interest in a tenant as described in Section 856(d)(2)(B) of the Code if the income derived by us, either directly or indirectly, from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of Code); and

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any person from transferring shares of our capital stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of our stock that will or may violate any of these restrictions on ownership and transfer is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of the transfer on our qualification as a REIT. Under our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the applicable ownership limit or such other limit as permitted by our board, then any such purported transfer is void and of no force or effect with respect to the purported transferee as to that number of shares of our stock in excess of the ownership limit or such other limit, and the transferee will acquire no right or interest in such excess shares. Any excess shares described above are transferred automatically, by operation of law, to a trust, the beneficiary of which is a qualified charitable organization selected by us. Such automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust is required to sell the excess shares to a person or entity who could own the shares without violating the applicable ownership limit, or such other limit as permitted by our board, and distribute to the prohibited transferee an amount equal to the lesser of the price paid by the prohibited transferee for the excess shares or the sales proceeds received by the trust for the excess shares. Any proceeds in excess of the amount distributable to the prohibited transferee are distributed to the beneficiary of the trust. Prior to a sale of any such excess shares by the trust, the trustee is entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to such excess shares, and also is entitled to exercise all voting rights with respect to such excess shares.
Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:
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to rescind as void any vote cast by a prohibited transferee prior to the discovery by us that the shares have been transferred to the trust; or

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to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the prohibited transferee, prior to the discovery by us that such shares had been automatically transferred to a trust as described above, are required to be repaid to the trustee upon demand for distribution to the beneficiary of the trust. In the event that the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the ownership limit or such other limit as permitted by our board, then our charter provides that the transfer of the excess shares is void ab initio.
In addition, shares of common stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:
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the price per share in the transaction that resulted in such transfer to the trust or, in the case of a devise or gift, the market price at the time of such devise or gift; and

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the market price on the date we, or our designee, accepted the offer.

We will have the right to accept the offer until the trustee has sold the shares of stock held in the trust. Upon a sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.
If any purported transfer of shares of common stock would cause us to be beneficially owned by fewer than 100 persons, such transfer will be null and void ab initio in its entirety and the intended transferee will acquire no rights to the stock.
ll certificates representing shares of common stock bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for the common stock or otherwise be in the best interest of our stockholders.
In addition, if our board shall, at any time and in good faith, be of the opinion that direct or indirect ownership of at least 9.9% of the voting shares of capital stock has or may become concentrated in the hands of one beneficial owner, it shall have the power:
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by lot or other means deemed equitable by it to call for the purchase from any stockholder of a number of voting shares sufficient, in the opinion of our board, to maintain or bring the direct or indirect ownership of voting shares of capital stock of the beneficial owner to a level of no more than 9.9% of our outstanding voting shares; and

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to refuse to transfer or issue voting shares of capital stock to any person whose acquisition of such voting shares would, in the opinion of the board, result in the direct or indirect ownership by that person of more than 9.9% of the outstanding voting shares of our capital stock.

If our board fails to grant an exemption from this 9.9% ownership limitation, then the transfer of shares, options, warrants, or other securities convertible into voting shares that would create a beneficial owner of more than 9.9% of the outstanding voting shares shall be deemed void ab initio, and the intended transferee shall be deemed never to have had an interest in the transferred securities. The purchase price for any voting shares of capital stock so redeemed shall be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, on the last business day immediately preceding the day on which we send notices of such acquisitions, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the net asset value of such stock as determined by the board in accordance with the provisions of applicable law. From and after the date fixed for purchase by the board, the holder of any shares so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such shares, except the right to payment of the purchase price for the shares.
Business Combination Provisions
Our charter requires that, except in some circumstances, “business combinations” between us and a beneficial holder of 10% or more of our outstanding voting stock (a “Related Person”) be approved by the affirmative vote of at least 90% of our outstanding voting shares. A “business combination” is defined in our charter as:
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any merger or consolidation with or into a Related Person;

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any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any “Substantial Part” (as defined below) of our assets, including any voting securities of a subsidiary, to a Related Person;

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any merger or consolidation of a Related Person with or into us;

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any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to us;

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the issuance of any of our securities, other than by way of pro rata distribution to all stockholders, to a Related Person; and

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any agreement, contract or other arrangement providing for any of the transactions described above.

The term “Substantial Part” means more than 10% of the book value of our total assets as of the end of our most recent fiscal year ending prior to the time the determination is being made.
In addition to the restrictions on business combinations contained in our charter, Maryland law also contains restrictions on business combinations. See “Certain Provisions of Maryland Law and Healthpeak’s Charter and Bylaws — Business Combinations.”
The foregoing provisions may have the effect of discouraging unilateral tender offers or other takeover proposals which stockholders might deem to be in their interests or in which they might receive a substantial premium. Our board’s authority to issue and establish the terms of currently authorized preferred stock, without stockholder approval, may also have the effect of discouraging takeover attempts. See “— Preferred Stock.”
The foregoing provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares of our common stock, deprive stockholders of opportunities to sell at a temporarily higher market price. Our board believes, however, that inclusion of the business combination provisions in our charter may help assure fair treatment of our stockholders and preserve our assets.
Transfer and Ownership Restrictions Relating to Our Preferred Stock
Our charter may contain restrictions on the ownership and transfer of preferred stock that are intended to assist us in complying with the requirements to maintain our qualification as a REIT. Subject to limited exceptions, unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by number or value of shares, whichever is more restrictive) of the outstanding shares of such series of preferred stock. Our board may, but in no event will be required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our qualification as a REIT and our board otherwise decides such action would be in our best interests. The mechanics for the ownership limits on our preferred stock will be similar to the mechanics related to our common stock, as described in “— Transfer and Ownership Restrictions Relating to Our Common Stock” above, unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES
General
We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under one or more depositary agreements between us and a bank or trust company that meets certain requirements and is selected by us (the “bank depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering. As used in this “Description of Depositary Shares,” references to “our company,” “we,” “us” or “our” refer solely to Healthpeak Properties, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.
We have summarized some common provisions of a depositary agreement and the related depositary receipts. The description in the applicable prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement and the depositary receipts relating to any particular issue of depositary shares, which will be filed with the SEC if we offer depository shares. For more information on how you can obtain copies of any depositary agreement and the depositary receipts if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and the depositary receipts relating to any particular issue of depositary shares and any applicable prospectus supplement in their entirety.
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
Redemption of Depositary Shares
If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.
Charges of Bank Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement.
Withdrawal of Preferred Stock
Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.
Miscellaneous
The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.
Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Bank Depositary
The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. As used in this “Description of Warrants,” references to “we,” “us” or “our” refer solely to Healthpeak Properties, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:
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the title of the warrants;

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the price or prices at which the warrants will be issued;

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the designation, amount and terms of the securities for which the warrants are exercisable;

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the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

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the aggregate number of warrants;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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a discussion of certain U.S. federal income tax considerations applicable to the exercise of the warrants;

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the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

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the maximum or minimum number of warrants that may be exercised at any time;

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information with respect to book-entry procedures, if any; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase for cash the amount of debt securities, preferred stock, common stock or other securities at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt securities, preferred stock, common stock or other securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining outstanding warrants.
The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES
This section describes the general terms and provisions of the debt securities of Healthpeak Properties, Inc. and Healthpeak OP, LLC. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus, including the terms of any related guarantees and the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
Healthpeak Properties, Inc. will issue debt securities under an indenture between Healthpeak Properties, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended and supplemented from time to time (the “parent indenture”), and Healthpeak OP, LLC will issue debt securities under an amended and restated indenture among Healthpeak OP, LLC, as issuer, Healthpeak Properties, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended and supplemented from time to time (the “operating company indenture” and together with the parent indenture, the “indentures”). Each of the parent indenture and the operating company indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”).
The following summary of the material provisions of the indentures and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indentures. We urge you to read the applicable indenture, because it, and not the summary below, defines your rights as a holder of debt securities. You can obtain a copy of the applicable indenture by following the directions described in the section entitled “Where You Can Find More Information.” Capitalized terms used in the summary below have the meanings specified in the applicable indenture.
As used in this “Description of Debt Securities and Related Guarantees,” unless the context requires otherwise, references to “the Company,” “we,” “our” and “us” refer either to Healthpeak Properties, Inc. or Healthpeak OP, LLC, as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries, and references to “the indenture” refer either to the parent indenture or the operating company indenture, as the case may be.
General
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement and any free writing prospectus we may provide you, as the case may be, relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:
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the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

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whether the debt securities will be senior or subordinated;

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whether the debt securities will be secured or unsecured and the terms of any securities agreement or arrangement;

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any applicable subordination provisions for any subordinated debt securities;

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the maturity date(s) or method for determining the same;

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the interest rate(s) or method for determining the same;

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the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

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whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

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redemption or early repayment provisions, including at our option or at the option of the holders;

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authorized denominations;

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if other than the aggregate outstanding principal amount, the principal amount of debt securities payable upon acceleration;

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place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the Company may be made;

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whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

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amount of discount or premium, if any, with which such debt securities will be issued;

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any covenants applicable to the particular debt securities being issued;

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any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

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the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

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the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

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the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the Company can select the payment currency;

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our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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any restriction or conditions on the transferability of the debt securities;

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provisions granting special rights to holders of the debt securities upon occurrence of specified events;

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additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

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additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

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additions or changes to the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

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any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, may constitute a single series of securities under the indenture.
We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. We will describe in the applicable prospectus supplement information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

U.S. federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or free writing prospectus, as the case may be, relating to such series. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement or free writing prospectus, as the case may be, applicable to such series. We anticipate that the following provisions will generally apply to depository arrangements.
Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by such global security beneficially owned by such participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary (with respect to interests of participants) and records maintained by the depositary’s direct and indirect participants (with respect to the interests of beneficial owners). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may limit or impair the ability to own, transfer or pledge beneficial interests in the global securities.
So long as the depositary or its nominee is the registered owner of a global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in certificated form and will not be considered the registered owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or to take such action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal and interest payments on interests represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner of such global security. None of the trustee, us, the guarantor, or any other agent of the trustee or agent of ours or the guarantor will have any responsibility or liability for any facet of the records relating to or payments made on account of beneficial ownership of interests. We expect that the depositary or its nominee, upon receipt of any payment of principal or interest in respect of a global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global securities held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.
If the depositary is at any time unwilling or unable to continue as depository or if the depositary shall cease to be a clearing agency registered under the Exchange Act, and we fail to appoint a successor depository registered as a clearing agency under the Exchange Act within 90 days, we will issue debt securities in definitive form in exchange for the respective global securities. In addition, the owner of a beneficial interest in a global security will be entitled to receive debt securities in definitive certificated form in exchange for such beneficial interest if an event of default with respect to the debt securities has occurred and is continuing. Any debt securities issued in definitive form in exchange for the global securities will be registered in such name or names, and will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof, as the depositary shall instruct the trustee. It is expected that such instructions will be based upon directions received by the depositary from participants with respect to the ownership of beneficial interests in the global securities.
Merger, Consolidation and Sale of Assets
Neither we nor the guarantor, as the case may be, may consolidate or merge with or into or sell, convey, transfer or lease all or substantially all of its assets to another entity unless we or the guarantor, as the case may be, are the continuing entity or the successor, transferee or lessee entity (if other than us or the guarantor, as the case may be) is organized and existing under the laws of the United States or any state thereof and expressly assumes our or the guarantor’s obligations, as applicable, under the indenture and the debt securities under the indenture and, immediately after giving effect to the transaction, we or the guarantor, as the case may be, or the successor, transferee or lessee entity (if other than the us or the guarantor, as the case may be) would not be in default in the performance of any covenant or condition of the indenture or the debt securities and no event of default would have occurred and be continuing.
Guarantees
Unless otherwise described in the applicable prospectus supplement, any debt securities issued by Healthpeak OP, LLC will be fully and unconditionally guaranteed by Healthpeak Properties, Inc., and debt securities issued by Healthpeak Properties, Inc. may be fully and unconditionally guaranteed by Healthpeak OP, LLC. The applicable prospectus supplement relating to a series of debt securities will provide that those debt securities will have the benefit of a guarantee by Healthpeak Properties, Inc. or Healthpeak OP, LLC, as applicable. These guarantees will be joint and several obligations of the guarantor. If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the guarantor. The obligations of the guarantor under the guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.
Events of Default and Related Matters
Unless we state otherwise in the applicable prospectus supplement, the following are “events of default” under the indenture with respect to any series of debt securities:
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failure to pay any interest on the debt securities of such series when due, continuing for 30 days;

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failure to pay principal of or any premium on the debt securities of such series when due;

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failure to pay a sinking fund installment, if any, when and as the same shall become payable by the terms of the debt securities of such series;

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failure to perform any covenants or agreements in the indenture (including any supplemental indenture or officer’s certificate pursuant to which the debt securities of such series were issued)

(other than a covenant or agreement which has been expressly included in the indenture solely for the benefit of a series of debt securities other than that series and other than a covenant or agreement a default in the performance of which is elsewhere specifically addressed in the indenture), continued for 60 days after written notice by the trustee to us and the guarantor or by the holders of at least 25% in aggregate principal amount of such series then outstanding to us and the guarantor;
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certain specified events under bankruptcy, insolvency or other similar laws with respect to us or the guarantor;

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any guarantee is not, or is claimed by the guarantor not to be, in full force and effect; or

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the occurrence of any other event of default with respect to debt securities of such series.

If an event of default with respect to any series of debt securities at the time outstanding (other than an event of default relating to certain specified events under bankruptcy, insolvency or similar laws) occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount of and all accrued but unpaid interest on all the outstanding debt securities of such series to be due and payable immediately. If an event of default relating to certain specified events under bankruptcy, insolvency or similar laws occurs and is continuing, then the principal amount of and all accrued but unpaid interest on all the outstanding debt securities of such series shall automatically become due and payable immediately without any acceleration or other action on the part of the trustee or the holders of the debt securities of such series. At any time after a declaration of acceleration with respect to the debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul the acceleration.
The indenture provides that within 90 days after the occurrence thereof, and if known to the trustee, the trustee will give the holders of any series of debt securities notice of each event which is or, after notice or lapse of time or both, would become an event of default with respect to the debt securities of such series known to the trustee, unless such default has been cured or waived before the giving of such notice. Except in the case of a default or event of default in the payment of principal, premium, if any, or interest, if any, on any series of debt securities, the trustee shall be protected in withholding the notice if the trustee in good faith determines that the withholding of the notice is in the interest of the holders of outstanding debt securities of such series.
The indenture provides that, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of any series of debt securities, unless the holders shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee and subject to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.
We are required to furnish to the trustee annually a statement as to our and the guarantor’s compliance, as applicable, with all conditions and covenants under the indenture and as to any default in our performance.
Satisfaction and Discharge of Indenture
The indenture, with respect to any series of debt securities (except for certain surviving obligations specified therein), will cease to be of further effect upon the satisfaction of certain conditions, including the payment in full of the principal of and premium, if any, and interest on the debt securities of such series or the deposit with the trustee of an amount of cash sufficient for the payment or redemption of the debt securities of such series, in accordance with the indenture.
Discharge and Defeasance
At our option, either (a) both we and the guarantor shall be discharged from our respective obligations with respect to the debt securities of a series (subject to survival of certain limited provisions in the indenture)

or (b) both we and the guarantors will cease to be under any obligation to comply with certain covenants described in the indenture relating to the maintenance of insurance and the filing and transmission of reports with respect to the debt securities of a series (and, if so specified pursuant to the indenture, any other restrictive covenant added for the benefit of such series of debt securities), in either case by depositing in trust with the trustee cash or U.S. government obligations (or a combination thereof) sufficient to pay the principal of and premium, if any, and interest on the debt securities of such series to their maturity or redemption date in accordance with the terms of the indenture and the debt securities of such series.
Modification of an Indenture
The indenture provides that we, the guarantor, as applicable, and the trustee may, without the consent of any holders of any series of debt securities issued under the indenture, enter into supplemental indentures for the purposes, among other things, of:
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adding to the covenants or events of default for the protection or benefit of holders of all or any series of debt securities or surrendering any right or power conferred upon us or the guarantor;

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deleting or modifying any events of default with respect to any series of debt securities, the form and terms of which are being established pursuant to such supplemental indenture;

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changing or eliminating any provisions of the indenture so long as there are no holders entitled to the benefit of such provisions;

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providing for the assumption by a successor corporation of our covenants and obligations contained in the debt securities of one or more series and in the indenture or any supplemental indenture;

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providing for the appointment of a successor trustee under the indenture;

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securing the debt securities of any series;

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curing ambiguities or inconsistencies in the indenture, correcting or supplementing any provision which may be defective or inconsistent with any other provision, and conforming the terms of the indenture applicable to the debt securities of any series to the description of the terms of such debt securities in the applicable offering memorandum, prospectus supplement or other offering document;

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complying with amendments to the TIA;

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providing for the assumption by a successor corporation of a guarantor of applicable covenants therein, and adding guarantors or co-obligors or to release guarantors from their guarantees with respect to the debt securities of any series;

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making any change in any series of debt securities that does not adversely affect in any material respect the rights of holders of such debt securities;

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supplementing any of the provisions of the indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that any such action shall not adversely affect the interests of the holders of the debt securities of such series or any other series of debt securities; or

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establishing the form and terms of the debt securities of any series as permitted by the indenture and authorizing the issuance of additional debt securities of a series previously authorized.

With specific exceptions, the indenture or the rights of the holders of any series of debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of such series voting separately, but no modification may be made without the consent of the holder of each outstanding debt security of such series that, among other things, would:
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extend the maturity of any payment of principal of or any installment of interest on the debt securities of such series;

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reduce the principal amount of any debt security, or the interest thereon, or any premium payable on any debt security;

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change any place of payment where, or the currency in which, any debt security or any premium or interest is denominated or payable;

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change the ranking of the debt securities of any series;

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impair the right to sue for the enforcement of any payment on or with respect to any debt security;

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modify or affect in any manner adverse to the holders of the debt securities the terms and conditions of the obligations of the guarantor in respect of the payments of principal and premium, if any, and interest; or

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reduce the percentage in principal amount of outstanding debt securities of any series required to consent to any supplemental indenture, any waiver of compliance with provisions of the indenture or certain defaults and their consequences provided for in the indenture, reduce the requirements of the indenture for quorum or voting or otherwise modify the sections in the indenture relating to these consents and waivers.

Governing Law
The indenture, the debt securities and any guarantees shall be construed in accordance with and governed by the laws of the State of New York. The indenture provides that we, the guarantor, as applicable, the trustee and the holders of the debt securities waive, to the extent permitted by applicable law, the right to trial by jury in respect of any litigation in connection with the indenture.

CERTAIN PROVISIONS OF MARYLAND LAW AND HEALTHPEAK’S CHARTER AND BYLAWS
The following description summarizes certain provisions of Maryland law and of our charter and bylaws. This summary is not complete and is subject to, and is qualified in its entirety by reference to, our charter, our bylaws and applicable provisions of the MGCL. For a complete description, we refer you to the MGCL, our charter and our bylaws. We have incorporated by reference our charter and bylaws as exhibits to the registration statement of which this prospectus is a part. As used in this “Certain Provision of Maryland Law and Healthpeak’s Charter and Bylaws,” references to “our company,” “we,” “us” or “our” refer solely to Healthpeak Properties, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.
Election of Directors
Our bylaws provide that our board may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than three nor more than eleven. Our bylaws also provide for the election of directors, in uncontested elections, by a majority of the votes cast. In contested elections, the election of directors shall be by a plurality of the votes cast. Holders of common stock have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of our directors. A vacancy resulting from an increase in the number of directors may be filled by a majority vote of the entire board or by the affirmative vote of the holders of a majority of our shares then entitled to vote at an election of directors. Other vacancies may be filled by the vote of a majority of the remaining directors.
Removal of Directors
Our charter provides that a director of ours may be removed by the affirmative vote of the holders of two-thirds of the outstanding shares of our voting stock or by a unanimous vote of all other directors. Our stockholders may elect a successor to fill any vacancy which results from the removal of a director.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
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any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or

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an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of the corporation and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or which are held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of Maryland law will apply, however, to business combinations that are approved or exempted by the board of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

In addition to the restrictions on business combinations provided under Maryland law, our charter also contains restrictions on business combinations. See “Description of Capital Stock — Business Combination Provisions.”
Control Share Acquisitions
Maryland law provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or shares of stock for which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.
Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may be able to redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.
The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting acquisitions of shares of our stock from the control share acquisition statute. However, our board may amend our bylaws in the future to repeal or modify this exemption, in which case any control shares of our company acquired in a control share acquisition will be subject to the control share acquisition statute.
Unsolicited Takeovers
Under Maryland law, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject to certain statutory provisions relating to unsolicited takeovers which, among other things, would automatically classify the board into three classes with staggered terms of three years each and vest in the board the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board, even if the remaining directors do not constitute a quorum. These statutory provisions relating to unsolicited takeovers also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of directors as would otherwise be the case, and until his successor is elected and qualified.
Our board of directors has adopted a resolution prohibiting us from electing to be subject to the provisions of the unsolicited takeover statute relating to the classification of the board unless such election is first approved by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter. An election to be subject to any or all of the other foregoing statutory provisions may be made in our charter or bylaws, or by resolution of our board without stockholder approval. Any such statutory provision to which we elect to be subject will apply even if other provisions of Maryland law or our charter or bylaws provide to the contrary. Neither our charter nor our bylaws provides that we are subject to any of the foregoing statutory provisions relating to unsolicited takeovers. However, our board could adopt a resolution, without stockholder approval, to elect to become subject to some or all of these statutory provisions except the statutory provisions relating to the classification of the board.
If we made an election, upon stockholder approval of such election, to be subject to the statutory provisions relating to the classification of the board and our board were divided into three classes with staggered terms of office of three years each, the classification and staggered terms of office of our directors would make it more difficult for a third party to gain control of our board since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of our board.
Amendments to the Charter
Provisions of our charter on business combinations, the number of directors and certain ownership restrictions may be amended only if approved by our board and by our stockholders by the affirmative vote of two-thirds of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our charter require approval by our board and approval by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.
Amendment to the Bylaws
Provisions of our bylaws on the number of directors, in certain circumstances, and the vote required to amend the bylaws may be amended only by unanimous vote of the board or by the affirmative vote of not less than 90% of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our bylaws require the affirmative vote of a majority of the entire board or the affirmative vote of a majority of all of the votes entitled to be cast by our stockholders on the matter.
Dissolution of Healthpeak Properties, Inc.
Our dissolution must be approved by our board by a majority vote of the entire board and by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.
Advance Notice of Director Nominations and New Business; Procedures of Special Meetings Requested by Stockholders
Our bylaws provide that nominations of persons for election to the board and the proposal of business to be considered by stockholders at the annual or special meeting of stockholders may be made only:
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pursuant to our notice of the meeting;

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by or at the direction of the board; or

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by a stockholder who was a stockholder at the time the notice of meeting was given and is entitled to vote at the meeting and who has complied with the advance notice procedures, including the minimum time period, described in the bylaws.

Our bylaws also provide that only the business specified in our notice of meeting may be brought before a special meeting of stockholders. Our bylaws provide that our stockholders have the right to call a special meeting only upon the written request of the stockholders holding in the aggregate not less than 50% of the outstanding shares entitled to vote on the business proposed to be transacted at such meeting.
Proxy Access
Our bylaws permit any stockholder or group of up to 25 stockholders (counting as one stockholder, for purposes of the aggregation limit, any two or more funds that are part of the same qualifying fund group, as such term is defined in our bylaws) who have maintained continuous qualifying ownership of 3% or more of our outstanding common stock for at least the previous three years to include up to a specified number of director nominees in our proxy materials for an annual meeting of stockholders. A nominating stockholder is considered to own only the shares for which the stockholder possesses the full voting and investment rights and the full economic interest (including the opportunity for profit and risk of loss). Under this provision, borrowed or hedged shares do not count as “owned” shares. Furthermore, to the extent not otherwise excluded pursuant to this definition of ownership, a nominating stockholder’s “short position” as defined in Rule 14e-4 under the Exchange Act is deducted from the shares otherwise “owned.” Loaned shares are counted toward the ownership requirement, provided that certain recall requirements described in our bylaws are met. If a group of stockholders is aggregating its shareholdings in order to meet the 3% ownership requirement, the ownership of the group will be determined by aggregating the lowest number of shares continuously owned by each member during the three-year holding period.
The maximum number of stockholder nominees permitted under the proxy access provisions of our bylaws shall not exceed the greater of (i) two or (ii) 20% of the directors in office as of the last day a notice of nomination may be timely received. If the 20% calculation does not result in a whole number, the maximum number of stockholder nominees is the closest whole number below 20%. If one or more vacancies occurs for any reason after the nomination deadline and our board decides to reduce the size of our board in connection therewith, the 20% calculation will be applied to the reduced size of the board, with the potential result that a stockholder nominee may be disqualified. Stockholder-nominated candidates whose nomination is withdrawn or whom the board determines to include in our proxy materials as board-nominated candidates will be counted against the 20% maximum. In addition, any director in office as of the nomination deadline who was included in our proxy materials as a stockholder nominee for either of the two preceding annual meetings and whom our board decides to renominate for election to the board also will be counted against the 20% maximum.
Notice of a nomination pursuant to the proxy access provisions of our bylaws must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that we distributed our proxy statement for the previous year’s annual meeting of stockholders. The proxy access provisions of our bylaws require certain disclosure, representations and agreements to be provided or made by nominating stockholders and contain certain other procedural provisions.
A stockholder nominee will not be eligible for inclusion in our proxy materials if any stockholder has nominated a person pursuant to the advance notice provision of our bylaws, if the nominee would not be independent, if the nominee’s election would cause us to violate our bylaws, our charter or any applicable listing standards, laws, rules or regulations, if the nominee is or has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years, or if the nominee or the stockholder who nominated him or her has provided false and misleading information to us or otherwise breached any of its or their obligations, representations or agreements under the proxy access provisions of our bylaws. Stockholder nominees who are included in our proxy materials but subsequently withdraw from or become ineligible or unavailable for election at the meeting or do not receive at least 10% of the votes cast in the election will be ineligible for nomination under the proxy access provisions of our bylaws for the next two annual meetings. A nomination made under the proxy access provisions of our bylaws will be disregarded at the annual meeting under certain circumstances described in our bylaws.
Anti-Takeover Effect of Provisions of Maryland Law and of the Charter and Bylaws
The provisions in the charter on removal of directors and business combinations, the business combinations and control share acquisition provisions of Maryland law, the unsolicited takeover provisions of Maryland law (if we elect to become subject to such provisions) and the provisions of our bylaws relating to advance notice, proxy access and stockholder-requested special meetings may delay, defer or prevent a change of control or other transaction in which holders of some, or a majority, of the common stock might receive a premium for their common stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests.
Limitation of Liability and Indemnification
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages. However, a Maryland corporation may not limit liability resulting from actual receipt of an improper benefit or profit in money, property or services. Also, liability resulting from active and deliberate dishonesty may not be eliminated if a final judgment establishes that the dishonesty is material to the cause of action. Our charter contains a provision which limits the liability of directors and officers for money damages to the maximum extent permitted by Maryland law. This provision does not limit our right or that of our stockholders to obtain equitable relief, such as an injunction or rescission.
Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination as to the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses before final disposition of a proceeding to:
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any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity; or

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any individual who, while one of our directors or officers and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise and who is made a party to the proceeding by reason of his service in that capacity.

The bylaws authorize us, with the approval of our board, to provide indemnification and advancement of expenses to our agents and employees.
Unless limited by a corporation’s charter, Maryland law requires a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity, or in the defense of any claim, issue or matter in the proceeding. Our charter does not alter this requirement.
Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against:
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judgments;

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penalties;

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fines;

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settlements; and

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reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities.

Maryland law does not permit a corporation to indemnify its present and former directors and officers if it is established that:
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the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation generally may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Also, a Maryland corporation generally may not indemnify for a judgment of liability on the basis that personal benefit was improperly received. In either of these cases, a Maryland corporation may indemnify for expenses only if a court so orders.
Maryland law permits a corporation to advance reasonable expenses to a director or officer. First, however, the corporation must receive a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation. The corporation must also receive a written undertaking, either by the director or officer or on his behalf, to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.
It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

DESCRIPTION OF HEALTHPEAK OP, LLC’S OPERATING AGREEMENT
The following description summarizes certain provisions of the Operating Agreement of Healthpeak OP, LLC, or the operating agreement. This summary is not complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of the Maryland Limited Liability Company Act, or the Act, and the operating agreement. For a complete description, we refer you to the Act and the operating agreement. We have incorporated by reference our operating agreement as an exhibit to the registration statement of which this prospectus is a part. As used in this “Description of Healthpeak OP, LLC’s Operating Agreement,” references to “our company,” “we,” “us” or “our” refer solely to Healthpeak Properties, Inc., in its capacity as the managing member of our operating company, and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.
General
Substantially all of our assets are held by, and substantially all of our operations are conducted through, our operating company, either directly or through its subsidiaries. We are the managing member of our operating company, and, as of February 10, 2023, 546,782,509 common units of membership interests in our operating company, or common units, were outstanding and we owned 100% of the outstanding common units, in each case, including common units issuable upon conversion of vested LTIP Units (as described below) of our operating company. In connection with the conversion of Old Healthpeak into Healthpeak OP, LLC, we became the managing member and sole member of our operating company. Our operating company is also authorized to issue a class of units of membership interest designated as LTIP Units and additional classes of units of membership interest, each having the terms described below. The common units are not listed on any exchange nor are they quoted on any national market system.
Provisions in the operating agreement may delay or make more difficult unsolicited acquisitions of us or changes in our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions also make it more difficult for third parties to alter the management structure of our operating company without the concurrence of our board of directors. These provisions include, among others:
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redemption rights of members and certain assignees of common units;

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transfer restrictions on common units and other membership interests;

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a requirement that we may not be removed as the managing member of our operating company without our consent;

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our ability in some cases to amend the operating agreement and to cause our operating company to issue preferred membership interests in our operating company with terms that we may determine, in either case, without the approval or consent of any non-managing member; and

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the right of the non-managing members to consent to certain transfers of our, in our capacity as managing member, membership interest (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise).

Purpose, Business and Management
Our operating company was formed for the purpose of conducting any business, enterprise or activity permitted by or under the Act, directly or through one or more partnerships, joint ventures, subsidiaries, business trusts, limited liability companies or similar arrangements.
In general, our board of directors manages the business and affairs of our operating company by directing our business and affairs, in our capacity as the sole managing member of our operating company. Except as otherwise expressly provided in the operating agreement and subject to the rights of holders of any class or series of membership interest, all management powers over the business and affairs of our operating company are exclusively vested in us, in our capacity as the sole managing member of our operating company, and no member will have any right to participate in or exercise control or management power over the business and affairs of the operating company. We may not be removed as the managing member of our operating company, with or without cause, without our consent, which we may give or withhold in our sole and absolute discretion.
Restrictions on Managing Member’s Authority
The operating agreement prohibits us, in our capacity as managing member, from taking any action that would make it impossible to carry on the ordinary business of our operating company, except as otherwise provided in the operating agreement or with the consent of the non-managing members. We generally may not, without the prior consent of the members of our operating company (including us), amend, modify or terminate the operating agreement, except for certain amendments described in the operating agreement. We may not, in our capacity as the managing member of our operating company, except as otherwise provided in the operating agreement or with the consent of the non-managing members of the operating company:
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transfer all or any portion of our managing membership interest in our operating company or admit any person as a successor managing member, subject to the exceptions described in the section entitled “— Transfers of Membership Interests — Restrictions on Transfers by the Managing Member”; or

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voluntarily withdraw as the managing member.

Without the consent of each affected member or in connection with a transfer of all of our interests in our partnership in connection with a merger, consolidation or other combination of our assets with another entity, a sale of all or substantially all of our assets or a reclassification, recapitalization or change in our outstanding stock permitted without the consent of the members as described in the section entitled “— Transfers of Membership Interests — Restrictions on Transfers by the Managing Member,” or a permitted termination transaction, we may not enter into any contract, mortgage, loan or other agreement that, in the absence of any default of the managing member of its obligations thereunder, expressly prohibits or restricts us or our operating company from performing our or its specific obligations in connection with a redemption of units or expressly prohibits or restricts a limited partner from exercising its redemption rights in full. In addition to any approval or consent required by any other provision of the operating agreement, we may not, without the consent of each affected member, amend the operating agreement or take any other action that would:
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adversely modify in any material respect the limited liability of a member;

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alter the rights of any member to receive the distributions to which such member is entitled, or alter the allocations specified in the operating agreement, except to the extent permitted by the operating agreement including in connection with the creation or issuance of any new class or series of membership interest or to effect or facilitate a permitted termination transaction;

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alter or modify the redemption rights of holders of common units (except as permitted under the operating agreement to effect or facilitate a permitted termination transaction);

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alter or modify the provisions governing the transfer of our managing membership interest in our operating company (except as permitted under the operating agreement to effect or facilitate a permitted termination transaction);

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remove certain provisions of the operating agreement relating to the requirements for us to qualify as a REIT or permitting us to avoid paying tax under Sections 857 or 4981 of the Code; or

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amend the provisions of the operating agreement requiring the consent of each affected member before taking any of the actions described above or the related definitions specified in the operating agreement (except as permitted under the operating agreement to effect or facilitate a permitted termination transaction).

Additional Members
We may cause our operating company to issue additional units in one or more classes or series or other membership interests and to admit additional members to our operating company from time to time, on such terms and conditions and for such capital contributions as we may establish in our sole and absolute discretion, without the approval or consent of any limited partner.
The operating agreement authorizes our operating company to issue common units, LTIP Units and preferred units, and our operating company may issue additional membership interests in one or more additional classes, or one or more series of any of such classes, with such designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing units) as we may determine, in our sole and absolute discretion, without the approval of any additional members or any other person. Without limiting the generality of the foregoing, we may specify, as to any such class or series of membership interest, the allocations of items of operating company income, gain, loss, deduction and credit to each such class or series of membership interest.
Ability to Engage in Other Businesses; Conflicts of Interest
Without the consent of the members of the operating company, not to be unreasonably withheld, conditioned, or delayed, we may not conduct any business other than in connection with the ownership, acquisition and disposition of membership interests, the management of the business and affairs of our operating company, our operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, our operations as a REIT, the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, financing or refinancing of any type related to our operating company or its assets or activities and such activities as are incidental to those activities discussed above. In general, we must contribute any assets or funds that we acquire to our operating company whether as capital contributions, loans or otherwise, as appropriate, in exchange for additional membership interests. We may, however, in our sole and absolute discretion, from time to time hold or acquire assets in our own name or otherwise other than through our operating company so long as we take commercially reasonable measures to ensure that the economic benefits and burdens of such property are otherwise vested in our operating company.
Distributions
Our operating company will distribute such amounts, at such times, as we may in our sole and absolute discretion determine:
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first, with respect to any membership interests that are entitled to any preference in distribution, including the preferred units, in accordance with the rights of the holders of such class(es) of membership interest, and, within each such class, among the holders of such class pro rata in proportion to their respective percentage interests of such class; and

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second, with respect to any membership interests that are not entitled to any preference in distribution, including the common units and, except as described below with respect to liquidating distributions and as may be provided in any incentive award plan or any applicable award agreement and the LTIP Units, in accordance with the rights of the holders of such class(es) of membership interest, and, within each such class, among the holders of each such class, pro rata in proportion to their respective percentage interests of such class.

Exculpation and Indemnification of Managing Member
The operating agreement provides that we are not liable to our operating company or any member for any action or omission taken in our capacity as managing member, for the debts or liabilities of our operating company or for the obligations of our operating company under the operating agreement, except for liability for our fraud, willful misconduct or gross negligence, or pursuant to any express indemnity we may give to our operating company or in connection with a redemption as described in the section entitled “— Redemption Rights of Qualifying Parties.” The operating agreement also provides that any obligation or liability in our capacity as the managing member of our operating company that may arise at any time under the operating agreement or any other instrument, transaction or undertaking contemplated by the operating agreement will be satisfied, if at all, out of our assets or the assets of our operating company only, and no such obligation or liability will be personally binding upon any of our directors, stockholders, officers, employees or agents.
In our capacity as managing member, we are entitled to a presumption that any act or failure to act on the part of the managing member, and any decision or determination made by us, is presumed to satisfy our duties as the managing member, whether under the operating agreement or otherwise existing at law or in equity, and no act or failure to act by us, or decision or determination made by us (whether with respect to a change of control of the operating company or otherwise) shall be subject to any duty, standard of conduct, burden of proof or scrutiny, whether at law or in equity, or otherwise set forth in the operating agreement.
In addition, the operating agreement provides that, to the fullest extent that a Maryland corporation may indemnify and advance expenses to directors and officers of a Maryland corporation under the laws of the State of Maryland, the operating company will indemnify, and will pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, any indemnitee (as defined in the operating agreement) who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service as an indemnitee. The operating agreement provides that, without limitation, the foregoing indemnity will extend to any liability of any indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the operating company or any subsidiary of the operating company (including, without limitation, any indebtedness that the operating company or any subsidiary of the operating company has assumed or taken subject to). The operating agreement further provides that the operating company may indemnify each indemnitee to the fullest extent permitted by law and the operating agreement. The operating agreement provides that the termination of any proceeding by judgment, order or settlement does not create a presumption that the indemnitee did not meet the requisite standard of conduct set forth in the operating agreement, and that the termination of any proceeding by conviction of an indemnitee or upon a plea of nolo contendere or its equivalent by an indemnitee, or an entry of an order of probation against an indemnitee prior to judgment, does not create a presumption that such indemnitee acted in a manner contrary to that specified in the operating agreement with respect to the subject matter of such proceeding. The operating agreement further provides that any indemnification pursuant to the operating agreement will be made only out of the assets of the operating company, and neither the managing member nor any other holder will have any obligation to contribute to the capital of the operating company or otherwise provide funds to enable the operating company to fund its indemnification obligations under the operating agreement. Under the operating agreement, an “indemnitee” includes us, as managing member, each of our present or former directors and officers of the operating company or the managing member, and such other persons (including affiliates or employees of the managing member or the operating company) as the operating company may designate from time to time in its sole and absolute discretion.
The operating company’s obligation to indemnify or advance expenses under the operating agreement to any such person shall be reduced by any amount such person has actually received as indemnification or advancement of expenses from any other person, including the managing member or from any insurance policy or policies.
Business Combinations and Dissolution of our Operating Company
Subject to the limitations on the transfer of our interest in our operating company described in the section entitled “— Transfers of Membership Interests — Restrictions on Transfers by the Managing Member,” we generally have the exclusive power to cause our operating company to merge, reorganize, consolidate, sell all or substantially all of its assets or otherwise combine its assets with another entity. We may also elect to dissolve our operating company without the consent of any additional member.
Redemption Rights of Qualifying Parties
Beginning 14 months after first acquiring such common units, each member and some assignees of the members will have the right, subject to the terms and conditions set forth in the operating agreement, to require our operating company to redeem all or a portion of the common units held by such member or assignee in exchange for a cash amount per common unit equal to the value of one share of our common stock, determined in accordance with and subject to adjustment under the operating agreement. Our operating company’s obligation to redeem common units does not arise and is not binding against our operating company until the 31st business day after we receive the holder’s notice of redemption or, if earlier, the day we notify the holder seeking redemption that we have declined to acquire some or all of the common units tendered for redemption.
On or before the close of business on the 30th business day after a holder of common units gives notice of redemption to us, we may, in our sole and absolute discretion but subject to the restrictions on the ownership and transfer of our stock set forth in our charter and described in the section entitled “Description of Capital Stock — Transfer and Ownership Restrictions Relating to Our Common Stock,” elect to acquire some or all of the common units tendered for redemption from the tendering party in exchange for shares of our common stock, based on an exchange ratio of one share of common stock for each common unit, subject to adjustment as provided in the operating agreement. The operating agreement does not require us to register, qualify or list any shares of common stock issued in exchange for common units with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange.
Transfers of Membership Interests
Restrictions on Transfers by Members.   Until the expiration of 14 months after the date on which a member acquires a membership interest, no member generally may directly or indirectly transfer all or any portion of such membership interest without our consent, which we may give or withhold in our sole and absolute discretion, except for certain permitted transfers to certain affiliates, family members and charities, and certain pledges of membership interests, except as provided for in the operating agreement, to lending institutions in connection with bona fide loans. After the expiration of such initial holding period, the member will have the right to transfer all or any portion of its membership interest without our consent to any person that is an “accredited investor,” within the meaning set forth in Rule 501 promulgated under the Securities Act, upon ten business days prior notice to us, subject to certain provisions of our operating agreement and the satisfaction of conditions specified in the operating agreement, including minimum transfer requirements and our right of first refusal.
Restrictions on Transfers by the Managing Member.   Except as described below, any transfer of all or any portion of our membership interest in our operating company, whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise, must be approved by the consent of the non-managing members (excluding, for purposes of such consent, any outstanding LTIP Units). Subject to the rights of holders of any class or series of membership interest, we may transfer all (but not less than all) of our managing membership interest without the consent of the non-managing members in connection with a permitted termination transaction, which is a merger, consolidation or other combination of our assets with another entity, a sale of all or substantially all of our assets not in the ordinary course of business, or a reclassification, recapitalization or change in any outstanding shares of our stock or other outstanding equity interests, if:
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in connection with such event, all of the members will receive or have the right to elect to receive, for each common unit, the greatest amount of cash, securities or other property paid to a holder of one share of our common stock (subject to adjustment in accordance with the operating agreement) in the transaction and, if a purchase, tender or exchange offer is made and accepted by holders of our common stock in connection with the event, each holder of common units receives, or has the right to elect to receive, the greatest amount of cash, securities or other property that the holder would have received if it had exercised its redemption right and received shares of our common stock in exchange for its common units immediately before the expiration of the purchase, tender or exchange offer and had accepted the purchase, tender or exchange offer; or

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substantially all of the assets of our operating company will be owned by a surviving entity (which may be our operating company or another limited liability company or entity) in which the members of our operating company holding common units immediately before the event will hold a percentage interest based on the relative fair market value of the net assets of our operating company and the other net assets of the surviving entity immediately before the event, which interest will be on terms that are at least as favorable as the terms of the common units in effect immediately before the event and as those applicable to any other non-managing members or owners of the surviving entity and will include a right to redeem interests in the surviving entity for the consideration described in the preceding bullet or cash on similar terms as those in effect with respect to the common units immediately before the event, or, if common equity securities of the person controlling the surviving entity are publicly traded, such common equity securities.
We may also transfer all (but not less than all) of our interest in our operating company to an affiliate of us without the consent of any non-managing members, subject to the rights of holders of any class or series of membership interest.
In addition, any transferee of our interest in our operating company must be admitted as a managing member of our operating company, assume, by operation of law or express agreement, all of our obligations as managing member under the operating agreement, accept all of the terms and conditions of the operating agreement and execute such instruments as may be necessary to effectuate the transferee’s admission as a managing member.
We may not voluntarily withdraw as the managing member of our operating company without the consent of a majority in interest of the non-managing members, other than upon the transfer of our entire interest in our operating company and the admission of our successor as a managing member of our operating company.
LTIP Units
Our operating company is authorized to issue a class of units of membership interest designated as “LTIP Units.” We may cause our operating company to issue LTIP Units to persons who provide services to or for the benefit of our operating company, for such consideration or for no consideration as we may determine to be appropriate, and we may admit such persons as members of our operating company, without the approval or consent of any additional member. Further, we may cause our operating company to issue LTIP Units in one or more classes or series, with such terms as we may determine, without the approval or consent of any additional member. LTIP Units may be subject to vesting, forfeiture and restrictions on transfer and receipt of distributions pursuant to the terms of any applicable equity-based plan and the terms of any award agreement relating to the issuance of the LTIP Units.
Conversion Rights.   Vested LTIP Units are convertible at the option of each member and some assignees of the members (in each case, that hold vested LTIP Units) into common units, upon notice to us and our operating company, to the extent that the capital account balance of the LTIP unitholder with respect to all of his or her LTIP Units is at least equal to our capital account balance with respect to an equal number of common units. We may cause our operating company to convert vested LTIP Units eligible for conversion into an equal number of common units at any time, upon not less than three calendar days notice prior to the conversion date.
If we or our operating company is party to a transaction, including a merger, consolidation, sale of all or substantially all of our assets or other business combination, as a result of which common units are exchanged for or converted into the right, or holders of common units are otherwise entitled, to receive cash, securities or other property (or any combination thereof), we must cause our operating company to convert any vested LTIP Units then eligible for conversion into common units immediately before the transaction, taking into account any special allocations of income that would be made as a result of the transaction. Our operating company must use commercially reasonable efforts to cause each member (other than a party to such a transaction or an affiliate of such a party) holding LTIP Units that will be converted into common units in such a transaction to be afforded the right to receive the same kind and amount of cash, securities and other property (or any combination thereof) for such common units that each holder of common units receives in the transaction.
Transfer.   Unless an applicable equity-based plan or the terms of an award agreement specify additional restrictions on transfer of LTIP Units, LTIP Units are transferable to the same extent, and subject to the same restrictions, as common units, as described above in the section entitled “— Transfers of Membership Interests.”
Voting Rights.   Members holding LTIP Units are entitled to vote together as a class with members holding common units on all matters on which members holding common units are entitled to vote or consent, and may cast one vote for each LTIP Unit so held.

Adjustment of LTIP Units.   If our operating company takes certain actions, including making a distribution of units on all outstanding common units, combining or subdividing the outstanding common units into a different number of common units or reclassifying the outstanding common units, we must adjust the number of outstanding LTIP Units or subdivide or combine outstanding LTIP Units to maintain a one-for-one conversion ratio and economic equivalence between common units and LTIP Units.
Preferred Units
Our operating company is authorized to issue preferred units. As of February 10, 2023, there are no preferred units issued or outstanding. Preferred units rank senior to the common units and LTIP Units. Holders of series preferred units are entitled to receive preferential cash distributions in an amount to be fixed at the time of issuance of such units. Holders of preferred units are also entitled to receive a liquidation preference in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our operating company that are substantially similar to those of our preferred stock (but, in the case of distributions upon the liquidation, dissolution or winding up of the affairs of our operating company, only to the extent consistent with a liquidation in accordance with positive capital account balances). Preferred units are also subject to redemption by our operating company in connection with our reacquisition of shares of our preferred stock. See the section entitled “Description of Capital Stock — Preferred Stock.”
Conversion Rights.   Preferred units will be converted into common units in the event of a conversion of our preferred stock, at the option of holders of shares of preferred stock pursuant to the articles supplementary designating the terms of the preferred stock, as described above in the section entitled “Description of Capital Stock — Preferred Stock.”
Transfer.   Preferred units are transferrable to the same extent as common units, as described above in the section entitled “— Transfers of Membership Interests — Restrictions on Transfers by the Managing Member.”
Voting Rights.   The managing member will not have any voting or consent rights in respect of its membership interest represented by the preferred units.

SELLING SECURITY HOLDERS
Information about any selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a general summary of certain material U.S. federal income tax considerations regarding our election to be taxed as a REIT and the purchase, ownership and disposition of our capital stock or the operating company’s debt securities. Supplemental U.S. federal income tax considerations relevant to holders of the securities offered by this prospectus (including warrants, preferred stock and depositary shares and other debt securities) may be provided in the prospectus supplement or a free writing prospectus that relates to those securities or a document incorporated by reference in the prospectus supplement. For purposes of this discussion, references to “we,” “our” and “us” mean only Healthpeak Properties, Inc. and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:
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the Code;

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current, temporary and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”);

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the legislative history of the Code;

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administrative interpretations and practices of the Internal Revenue Service (the “IRS”); and

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court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT, its stockholders, and holders of the operating company’s debt securities. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Potential tax reforms may result in significant changes to the rules governing U.S. federal income taxation. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in us, including those described in this discussion. Moreover, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT. Any such changes could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the purchase, ownership or disposition of our capital stock or the operating company’s debt securities, or our election to be taxed as a REIT.
You are urged to consult your tax advisor regarding the tax consequences to you of:
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the purchase, ownership and disposition of our capital stock and the operating company’s debt securities, including the U.S. federal, state, local, non-U.S. and other tax consequences;

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our election to be taxed as a REIT for U.S. federal income tax purposes; and

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potential changes in applicable tax laws.

Taxation of Our Company
General.   Prior to the Reorganization, whereby Old Healthpeak became a wholly owned subsidiary of Healthpeak in a transaction intended to qualify as a reorganization under section 368(a)(1)(F) of the Code, Old Healthpeak was known as Healthpeak Properties, Inc. and Healthpeak was known as New Healthpeak, Inc. In connection with the Reorganization, Old Healthpeak became a “qualified REIT subsidiary” of

Healthpeak and Healthpeak changed its name to Healthpeak Properties, Inc. Old Healthpeak then converted into a Delaware limited liability company and changed its name to Healthpeak OP, LLC. Prior to the Reorganization, Old Healthpeak elected to be taxed as a REIT and was organized and operated in a manner intended to qualify as a REIT. As a result of the Reorganization, Healthpeak is treated as a continuation of Old Healthpeak for U.S. federal income tax purposes. Accordingly, references in this summary to “us,” “we,” or “our” include Old Healthpeak in its capacity as a REIT prior to the Reorganization, to the extent the context contemplates periods prior to the Reorganization.
We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our initial taxable year ended December 31, 1985. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “— Failure to Qualify” for potential tax consequences if we fail to qualify as a REIT.
Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us, as of the date of this prospectus, to the effect that, commencing with our taxable year ended December 31, 2015, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.
Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:
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First, we will be required to pay regular U.S. federal corporate income tax on any undistributed REIT taxable income, including undistributed capital gain.

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Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property. See “— Foreclosure Property.”

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Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

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Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

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Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

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Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

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Ninth, our subsidiaries that are C corporations and are not qualified REIT subsidiaries, including our “taxable REIT subsidiaries” described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.

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Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income,” as described below under “— Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

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Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.

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Twelfth, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined under applicable Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.
We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.
From time to time, we may own properties in other countries, which may impose taxes on our operations within their jurisdictions. To the extent possible, we will structure our activities to minimize our non-U.S. tax liability. However, there can be no assurance that we will be able to eliminate our non-U.S. tax liability or reduce it to a specified level. Furthermore, as a REIT, both we and our stockholders will derive little or no benefit from foreign tax credits arising from those non-U.S. taxes.
Requirements for Qualification as a REIT.   The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)
that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)
that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)
that is beneficially owned by 100 or more persons;

(6)
not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)
that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.
We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock is contained in the discussion in this prospectus under the headings “Description of Capital Stock — Transfer and Ownership Restrictions Relating to Our Common Stock” and “Description of Capital Stock — Transfer and Ownership Restrictions Relating to Our Preferred Stock.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, then except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “— Failure to Qualify.”
In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.   In the case of a REIT that is a partner in a partnership (for purposes of this discussion, references to “partnership” include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such a limited liability company), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of any partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships is set forth below in “— Tax Aspects of the Operating Company, the Subsidiary Partnerships and the Limited Liability Companies.”
We generally have control of the operating company and the subsidiary partnerships and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We may from time to time own and operate certain properties through wholly owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.”
Ownership of Interests in Taxable REIT Subsidiaries.   We and the operating company own interests in companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than directly or indirectly operating or managing a lodging or healthcare facility, or directly or indirectly providing to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the taxable REIT subsidiary. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See

“— Asset Tests.” Taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. For any taxable year beginning in 2019 or 2020, the 30% limitation has been increased to a 50% limitation, provided that for partnerships the 50% limitation applies for any taxable year beginning in 2020 only. Taxpayers may elect to use their 2019 adjusted taxable income for purposes of computing their 2020 limitation. See “— Annual Distribution Requirements.” While not certain, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.
Ownership of Interests in Subsidiary REITs.   We own and may acquire direct or indirect interests in one or more entities that have elected or will elect to be taxed as REITs under the Code (each, a “Subsidiary REIT”). A Subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If a Subsidiary REIT were to fail to qualify as a REIT, then (i) that Subsidiary REIT would become subject to U.S. federal income tax and (ii) the Subsidiary REIT’s failure to qualify could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT unless we could avail ourselves of certain relief provisions.
Income Tests.   We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:
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The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if we earned such amounts directly;

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Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

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Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and

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We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants, without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”

A portion of our rental income is derived from leases of health care properties to our taxable REIT subsidiaries. In order for the rent payable under each of these leases to constitute “rents from real property,” each lease must be respected as a true lease for U.S. federal income tax purposes and must not be treated as a service contract, joint venture, or some other type of arrangement. We believe that each such lease is a true lease for U.S. federal income tax purposes. However, this determination is inherently a question of fact, and we cannot assure you that the IRS will not successfully assert a contrary position. If any lease is not respected as a true lease, part or all of the payments that we receive as rent from our taxable REIT subsidiary with respect to such lease may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we may not be able to satisfy either the 75% or 95% gross income test and, as a result, could fail to qualify as a REIT.
Also, our taxable REIT subsidiaries may not operate or manage a health care property or provide rights to any brand name under which any health care property is operated. However, rents we receive from a lease of a health care property to our taxable REIT subsidiary will constitute “rents from real property” if the following conditions are satisfied:
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First, the health care property must be a “qualified health care property.” A qualified health care property is any real property (including interests therein), and any personal property incident to such real property, which is (or is necessary or incidental to the use of) a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in Medicare with respect to such facility; and

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Second, the health care property must be managed by an “eligible independent contractor.” An eligible independent contractor is an independent contractor that, at the time the management contract is entered into, is actively engaged in the trade or business of operating qualified health care properties for any person not related to us or any of our taxable REIT subsidiaries. For this purpose, an independent contractor means any person (i) that does not own (taking into account relevant attribution rules) more than 35% of our capital stock, and (ii) with respect to which no person or group owning directly or indirectly (taking into account relevant attribution rules) 35% or more of our capital stock owns 35% or more directly or indirectly (taking into account relevant attribution rules) of the ownership interest.

We believe each health care property that we lease to our taxable REIT subsidiaries is a qualified health care property, and each health care property manager engaged by our taxable REIT subsidiaries to manage each health care property is an eligible independent contractor. Furthermore, while we will monitor the activities of the eligible independent contractors to maximize the value of our health care property investments, neither we nor our taxable REIT subsidiary lessees will directly or indirectly operate or manage our health care properties. Thus, we believe that the rents we derive from our taxable REIT subsidiaries with respect to the leases of our health care properties will qualify as “rents from real property.”

We generally do not intend, and, as managing member of the operating company, we do not intend to permit the operating company, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.
Income we receive that is attributable to the rental of parking spaces at the properties generally will constitute rents from real property for purposes of the gross income tests if certain services provided with respect to the parking spaces are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other conditions are met. We believe that the income we receive that is attributable to parking spaces will meet these tests and, accordingly, will constitute rents from real property for purposes of the gross income tests.
From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
From time to time may invest in additional entities or properties located outside the United States, through a taxable REIT subsidiary or otherwise. These acquisitions could cause us to incur foreign currency gains or losses. Any foreign currency gains, to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be excluded from these tests.
To the extent our taxable REIT subsidiaries pay dividends or interest, our allocable share of such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except that our allocable share of such interest would also qualify under the 75% gross income test to the extent the interest is paid on a loan that is adequately secured by real property).
We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:
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following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•
our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. See “— Failure to Qualify” below. As discussed above in “— General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.
Prohibited Transaction Income.   Any gain that we realize on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by the operating company, either directly or through its subsidiary partnerships, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. As the managing member of the operating company, we intend to cause the operating company to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit the operating company or its subsidiary partnerships, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by the operating company or its subsidiary partnerships are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to regular U.S. federal corporate income tax.
Penalty Tax.   Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.
We do not believe we have been, and do not expect to be, subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.
Currently, certain of our taxable REIT subsidiaries provide services to certain of our tenants and may pay us rent and, from time to time, we may enter into additional leases or arrangements with our taxable REIT subsidiaries to provide services to our tenants. We believe we have set, and we intend to set in the future, any fees paid to our taxable REIT subsidiaries for such services, and any rent payable to us by our taxable REIT subsidiaries, at arm’s length rates, although the amounts paid may not satisfy the safe-harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.
Asset Tests.   At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property or on both real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.
Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.
Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, securities satisfying the “straight debt” safe harbor, securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.
Fourth, not more than 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We and the operating company own interests in companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. So long as each of these companies qualifies as a taxable REIT subsidiary of ours, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.
Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).
In addition, we may acquire certain mezzanine loans secured by equity interests in pass-through entities that directly or indirectly own real property. Revenue Procedure 2003-65 (the “Revenue Procedure”) provides a safe harbor pursuant to which mezzanine loans meeting the requirements of the safe harbor will be treated by the IRS as real estate assets for purposes of the REIT asset tests. In addition, any interest derived from such mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements of the safe harbor. Accordingly, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above).
The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership or qualified REIT subsidiary) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership that owns such securities). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to, or the redemption of other partners’ or members’ interests in, a partnership in which we have an ownership interest. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.
Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in the operating company’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.
Annual Distribution Requirements.   To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to the sum of:
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90% of our REIT taxable income; and

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90% of our after-tax net income, if any, from foreclosure property; minus

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the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.
In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “— General.”
Except as provided below, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. For any taxable year beginning in 2019 or 2020, the 30% limitation has been increased to a 50% limitation, provided that for partnerships the 50% limitation applies for any taxable year beginning in 2020 only. Taxpayers may elect to use their 2019 adjusted taxable income for purposes of computing their 2020 limitation. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If we or any of our subsidiary partnerships are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. If such election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.
We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential — i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential dividend limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a publicly offered REIT. However, Subsidiary REITs we may own from time to time may not be publicly offered REITs. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay regular U.S. federal corporate income tax on the undistributed amount. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the operating agreement of the operating company authorizes us, as the managing member of the operating company, to take such steps as may be necessary to cause the operating company to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.
We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.
Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.
Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which U.S. federal corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.
For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.
Like-Kind Exchanges.   We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.
Tax Liabilities and Attributes Inherited in Connection with Acquisitions.   From time to time, we or the operating company may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historical tax attributes and liabilities of such entities. For example, if we acquire a C corporation and subsequently dispose of its assets within five years of the acquisition, we could be required to pay the built-in gain tax described above under “— General.” In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, if we acquire a C corporation, we must distribute the corporation’s earnings and profits accumulated prior to the acquisition before the end of the taxable year in which we acquire the corporation. We also could be required to pay the acquired entity’s unpaid taxes even though such liabilities arose prior to the time we acquired the entity.
Moreover, we may from time to time acquire other REITs through a merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we or our subsidiary, as the surviving corporation in the merger or acquisition, would be obligated to pay) regular U.S. federal corporate income tax on its taxable income for such taxable years. In addition, if such REIT was a C corporation at the time of the merger or acquisition, the tax consequences described in the preceding paragraph generally would apply. If such REIT failed to qualify as a REIT for any of its taxable years, but qualified as a REIT at the time of such merger or acquisition, and we acquired such REIT’s assets in a transaction in which our tax basis in the assets of such REIT is determined, in whole or in part, by reference to such REIT’s tax basis in such assets, we generally would be subject to tax on the built-in gain on each asset of such REIT as described above if we were to dispose of the asset in a taxable transaction during the five-year period following such REIT’s requalification as a REIT, subject to certain exceptions. Moreover, even if such REIT qualified as a REIT at all relevant times, we would similarly be liable for other unpaid taxes (if any) of such REIT (such as the 100% tax on gains from any sales treated as “prohibited transactions” as described above under “— Prohibited Transaction Income”).
Furthermore, after our acquisition of another corporation or entity, the asset and income tests will apply to all of our assets, including the assets we acquire from such corporation or entity, and to all of our income, including the income derived from the assets we acquire from such corporation or entity. As a result, the nature of the assets that we acquire from such corporation or entity and the income we derive from those assets may have an effect on our tax status as a REIT.
Foreclosure Property.   The foreclosure property rules permit us (by our election) to foreclose or repossess properties without being disqualified as a REIT as a result of receiving income that does not qualify under the gross income tests. However, in such a case, we would be subject to the U.S. federal corporate income tax on the net non-qualifying income from “foreclosure property,” and the after-tax amount would increase the dividends we would be required to distribute to stockholders. See “— Annual Distribution Requirements.” This corporate tax would not apply to income that qualifies under the REIT 75% income test.
Foreclosure property treatment (other than for qualified health care property) is available for an initial period of three years and may, in certain circumstances, be extended for an additional three years. Foreclosure property treatment for qualified health care property is available for an initial period of two years and may, in certain circumstances, be extended for an additional four years. However, foreclosure property treatment will end on the first day on which we enter into a lease of the applicable property that will give rise to income that does not qualify under the REIT 75% income test, but will not end if the lease will give rise only to qualifying income under such test. Foreclosure property treatment also will end if any construction takes place on the property (other than completion of a building or other improvement that was more than 10% complete before default became imminent).
Failure to Qualify.   If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay regular U.S. federal corporate income tax, including any applicable alternative minimum tax for taxable years beginning before January 1, 2018, on our taxable income. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate stockholders may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
Tax Aspects of the Operating Company, the Subsidiary Partnerships and the Limited Liability Companies
General.   All of our investments are held indirectly through the operating company. In addition, the operating company holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners of such partnerships are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership. We will include in our income our share of these partnership items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by these partnerships based on our capital interests in each such entity. See “— Taxation of Our Company — Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.” A disregarded entity is not treated as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a disregarded entity are treated as assets, liabilities and items of income, gain, loss, deduction and credit of its parent that is not a disregarded entity for all purposes under the Code, including all REIT qualification tests.
Entity Classification.   Our interests in the operating company and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities for U.S. federal income tax purposes. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that the operating company or any subsidiary partnership will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “— Taxation of Our Company — Asset Tests” and “— Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “— Taxation of Our Company — Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of the operating company or a subsidiary treated as a partnership or disregarded entity to a corporation might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe the operating company and each of the subsidiary partnerships and limited liability companies are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes.
Allocations of Items of Income, Gain, Loss and Deduction.   A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) generally will determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of the operating company and any subsidiaries that are treated as partnerships for U.S. federal income tax purposes are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.
Tax Allocations With Respect to the Properties.   Under Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
Some of the partnerships in which we own an interest were formed by way of contributions of appreciated property. In addition, our operating company may, from time to time, acquire interests in property in exchange for interests in our operating company. The relevant partnership and/or limited liability company agreements of our operating partnership and our subsidiary partnerships require that allocations be made in a manner consistent with Section 704(c) of the Code. Section 704(c) of the Code provides partnerships with a choice of several methods of accounting for book-tax differences. Depending on the method we have agreed to or choose in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of our operating partnership or subsidiary partnerships could cause us to be allocated less depreciation or more gain on sale with respect to a contributed property than the amounts that would have been allocated to us if we had instead acquired the contributed property with an initial tax basis equal to its fair market value. Such allocations might adversely affect our ability to comply with the REIT distribution requirements. See “— Taxation of Our Company — Requirements for Qualification as a REIT” and “— Annual Distribution Requirements.”
Any property acquired by a subsidiary partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.
Partnership Audit Rules.   The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest, including the operating company, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our capital stock.
Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock and the Operating Company’s Debt Securities
The following discussion is a summary of the material U.S. federal income tax consequences to you of purchasing, owning and disposing of our capital stock or the operating company’s debt securities. This discussion is limited to holders who hold our capital stock or the operating company’s debt securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the alternative minimum tax. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:
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U.S. expatriates and former citizens or long-term residents of the United States;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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persons holding our capital stock or the operating company’s debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies, and other financial institutions;

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REITs or regulated investment companies;

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brokers, dealers or traders in securities;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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tax-exempt organizations or governmental organizations;

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persons subject to special tax accounting rules as a result of any item of gross income with respect to our capital stock or the operating company’s debt securities being taken into account in an applicable financial statement;

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persons deemed to sell our capital stock or the operating company’s debt securities under the constructive sale provisions of the Code; and

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persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CAPITAL STOCK OR THE OPERATING COMPANY’S DEBT SECURITIES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of our capital stock or the operating company’s debt securities that, for U.S. federal income tax purposes, is or is treated as:
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an individual who is a citizen or resident of the United States;

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a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our capital stock or the operating company’s debt securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.
If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock or the operating company’s debt securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock or the operating company’s debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
Taxation of Taxable U.S. Holders of Our Capital Stock
Distributions Generally.   Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “— Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in “— Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.
To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder to the extent of the U.S. holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by such amount, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.
U.S. holders that receive taxable stock distributions, including distributions partially payable in our capital stock and partially payable in cash, would be required to include the full amount of the distribution (i.e., the cash and the stock portion) as a dividend (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any distribution payable in our capital stock generally is equal to the amount of cash that could have been received instead of the capital stock. Depending on the circumstances of a U.S. holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. holder would have to pay the tax using cash from other sources. If a U.S. holder sells the capital stock it received in connection with a taxable stock distribution in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the stock portion of the distribution, such U.S. holder could have a capital loss with respect to the stock sale that could not be used to offset such income. A U.S. holder that receives capital stock pursuant to such distribution generally has a tax basis in such capital stock equal to the amount of cash that could have been received instead of such capital stock as described above, and has a holding period in such capital stock that begins on the day immediately following the payment date for the distribution.
Capital Gain Dividends.   Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.
Retention of Net Capital Gains.   We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:
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include its pro rata share of our undistributed capital gain in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

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be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;

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receive a credit or refund for the amount of tax deemed paid by it;

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increase the adjusted tax basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

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in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations.   Distributions we make and gain arising from the sale or exchange of our capital stock by a U.S. holder will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in “— Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.
Dispositions of Our Capital Stock.   Except as described below under “— Taxation of Taxable U.S. Holders of Our Capital Stock — Redemption or Repurchase by Us,” if a U.S. holder sells or disposes of shares of our capital stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains. The deductibility of capital losses is subject to limitations.

Redemption or Repurchase by Us.   A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under “— Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:
•
is “substantially disproportionate” with respect to the U.S. holder,

•
results in a “complete redemption” of the U.S. holder’s stock interest in us, or

•
is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.
In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.
If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Distributions Generally.” A U.S. holder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.
If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “— Dispositions of Our Capital Stock.”
Tax Rates.   The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations.
Taxation of Tax-Exempt Holders of Our Capital Stock
Dividend income from us and gain arising upon a sale of shares of our capital stock generally should not be unrelated business taxable income (“UBTI”) to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.
Taxation of Non-U.S. Holders of Our Capital Stock
The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the purchase, ownership and disposition of shares of our capital stock, including any reporting requirements.
Distributions Generally.   Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of United States real property interests (“USRPIs”) nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.
Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:
(1)
a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

(2)
the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s capital stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such capital stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.   Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:
(1)
the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(2)
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Retention of Net Capital Gains.   Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.

Sale of Our Capital Stock.   Except as described below under “— Redemption or Repurchase by Us,” gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”
Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:
(1)
such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

(2)
such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such class of stock is “regularly traded” and the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution described in clause (1).

If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.
Redemption or Repurchase by Us.   A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “— Taxation of Taxable U.S. Holders of Our Capital Stock — Redemption or Repurchase by Us.” Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Taxation of Non-U.S. Holders of Our Capital Stock — Distributions Generally” above. If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “— Sale of Our Capital Stock.”
Taxation of Holders of the Operating Company’s Debt Securities
The following summary describes the material U.S. federal income tax consequences of purchasing, owning and disposing of debt securities issued by the operating company. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).
Tax Consequences Applicable to U.S. Holders
Payments of Interest.   Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.
Sale or Other Taxable Disposition.   A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will be equal to the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.
Tax Consequences Applicable to Non-U.S. Holders
Payments of Interest.   Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding, provided that:
•
the non-U.S. holder does not, actually or constructively, own 10% or more of the operating company’s capital or profits;

•
the non-U.S. holder is not a controlled foreign corporation related to the operating company through actual or constructive stock ownership; and

•
either (1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or (3) the non-U.S. holder holds its debt security directly through a “qualified intermediary” (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied.

If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.
If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.
Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition.   A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “— Taxation of Holders of The Operating Company’s Debt Securities — Tax Consequences Applicable to Non-U.S. Holders — Payments of Interest”) unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

•
the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of a debt security, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
U.S. Holders.   A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or the operating company’s debt securities or proceeds from the sale or other taxable disposition of such stock or debt securities (including a redemption or retirement of a debt security). Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:
•
the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•
the holder furnishes an incorrect taxpayer identification number;

•
the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Non-U.S. Holders.   Payments of dividends on our capital stock or interest on the operating company’s debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our capital stock or interest on the operating company’s debt securities paid to the non-U.S. holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock or debt securities (including a retirement or redemption of a debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Medicare Contribution Tax on Unearned Income
Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock, interest on debt obligations and capital gains from the sale or other disposition of stock or debt obligations, subject to certain limitations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or the operating company’s debt securities.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on the operating company’s debt securities, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our capital stock or the operating company’s debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on the operating company’s debt securities. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock or debt securities on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or the operating company’s debt securities.
Other Tax Consequences State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock or the operating company’s debt securities.

PLAN OF DISTRIBUTION
We, or the selling securityholders, may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
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directly to one or more purchasers;

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through agents;

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to or through underwriters, brokers or dealers; or

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through a combination of any of these methods.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
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the method of distribution including the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

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the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

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any delayed delivery arrangements;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

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at prices related to the prevailing market prices; or

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at negotiated prices.

General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, dealers, agents or remarketing firms and describe their commissions, fees or discounts in the applicable prospectus supplement or free writing prospectus, as the case may be.
Underwriters, Agents and Remarketing Firms
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter.

The underwriters in any particular offering will be stated in the applicable prospectus supplement or free writing prospectus, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or free writing prospectus, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. Dealers may then resell such securities to the public either at varying prices to be determined by the dealers or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or free writing prospectus, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, agents and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. These transactions include commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than our common stock, which is listed for trading on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of preferred stock, depositary shares, debt securities or warrants offered by this prospectus on any securities exchange; any such listing with respect to any particular preferred stock, depositary shares, debt securities or warrants will be described in an applicable prospectus supplement or free writing prospectus, as the case may be.
In connection with any offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with an offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the securities, the underwriters may bid for, and purchase, securities in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may cause the price of securities to be higher than it would be in the absence of the transactions. The underwriters are not required to engage in these activities and, if they commence these transactions, may discontinue any of these activities at any time.
Fees and Commissions
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer shall be fair and reasonable.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters regarding the validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP, Los Angeles, California, and, with respect to certain matters of Maryland law, Ballard Spahr LLP, Baltimore, Maryland. Latham & Watkins LLP, Los Angeles, California, has issued an opinion to us regarding certain tax matters described under “United States Federal Income Tax Considerations.” Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of Healthpeak Properties, Inc. incorporated by reference in this Prospectus, and the effectiveness of Healthpeak Properties, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

Healthpeak OP, LLC
$350,000,000
5.250% Senior Notes due 2032
guaranteed by
Healthpeak Properties, Inc.

Prospectus Supplement

Joint Book-Running Managers
Wells Fargo Securities
TD Securities
Mizuho
Barclays
RBC Capital Markets
BofA Securities
Credit Agricole CIB
Credit Suisse
Goldman Sachs & Co. LLC
Co-Managers
PNC Capital Markets LLC
Scotiabank
Truist Securities
M&T Securities, Inc.
Regions Securities LLC
Huntington Capital Markets
SMBC Nikko